Registration No. 33-
As filed with the Securities and Exchange Commission on _________, 1998
----------------------------------------------------------------------


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                        ------------------
                             Form S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ------------------
             STRUCTURED ASSET TRUST UNIT REPACKAGINGS

                   MSDW STRUCTURED ASSET CORP.
 (Exact name of registrant as specified in governing instruments)

              Delaware                                   *
(State or other jurisdiction            (I.R.S. employer identification number)
of incorporation or organization)


                          1585 Broadway
                        New York, NY 10036
                          (212) 761-1715

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ---------

                          Michael Harpe
                   MSDW Structured Asset Corp.
                          1585 Broadway
                        New York, NY 10036
                          (212) 761-2520

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ---------

                            Copies to:
                     Mitchell S. Dupler, Esq.
                Cleary, Gottlieb, Steen & Hamilton
                  2000 Pennsylvania Avenue, N.W.
                      Washington, D.C. 20006

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered pursuant to delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                *Applied for and to be filed by amendment

                        ------------------

                 CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------
                            Proposed     Proposed
Title of                    maximum       maximum
securities   Amount         offering     aggregate     Amount of
being        being           price       offering     registration
registered  registered     per unit(1)    price(1)        fee
--------------------------------------------------------------------

Trust Units  $500,000,000    100%       $500,000,000  $147,500.00
--------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

                       -------------------------
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
-----------------------------------------------------------------

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR      +
+ AMENDMENT. A REGISTRATION STATEMENT RELATING TO THE           +
+ SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE + + COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS +
+ TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION         +
+ STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND + + THE PROSPECTUS TO WHICH IT RELATES SHALL NOT CONSTITUTE AN + + OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR + + SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN + + WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL + + PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES +
+ LAWS OF ANY SUCH STATE.                                       +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


PROSPECTUS SUPPLEMENT
(To Prospectus dated ___________, 1998)


      Structured Asset Trust Unit Repackagings (SATURNS SM)
                          Series 1998-__

       [$] [Principal or Notional Amount] [(Approximate)],
                          Class __ Units
                [ %] [Variable] Pass Through Rate
       [$] [Principal or Notional Amount] [(Approximate)],
                          Class __ Units
                [ %] [Variable] Pass Through Rate

                   MSDW Structured Asset Corp.
                            Depositor

   The Structured Asset Trust Unit Repackagings (the "Units") offered hereby will consist of __ classes of Units (each a
     "Class"), denominated in [dollars] [____ the "Specified Currency"]. The Units will represent in the aggregate the entire beneficial ownership interest in the debt securities or loans described in this Supplement (the "Debt Securities") to be deposited in a trust (the "Trust") formed pursuant to a trust agreement (the "Trust Agreement") to be entered into between MSDW
   Structured Asset Corp., as depositor (the "Depositor"), and [Chase Bank of Texas, National Association] (the "Trustee"). The
 Debt Securities will be acquired by the Depositor and, pursuant to the Trust Agreement, deposited into the Trust for the benefit of Unitholders. [The Debt Securities were issued and sold as part of an underwritten public offering in [ ].] The Debt Securities are obligations of [describe] (the "Debt Security Issuer") and
   [explain whether senior or subordinate, whether secured or unsecured and whether subject to any redemption or put rights]. [Describe any required principal payments of Debt Securities.]
     Terms used but not otherwise defined in this Prospectus
       Supplement are defined in the attached Prospectus.

  Distributions on the Units will be made [monthly] [quarterly]
    [semi-annually] on [[ ] of each year]-[to be conformed to interest payment dates for Debt Securities], or, if any such date is not a business day, then on the immediately following business day (each, a "Distribution Date") commencing [ ]. The last day on which distributions are scheduled to be made on the Units is [ ]
  (the "Scheduled Final Distribution Date"), by which date the holders of the Units will receive a distribution of all amounts allocable to principal on such Units or, to the extent specified herein, a pro rata share of any remaining Debt Securities.

 [The Trust will enter into one or more derivative transactions (each a "Transaction") under a swap agreement ("Swap Agreement")
     with [ ] (the "Swap Counterparty"). Subject to the Swap Counterparty's performance of its obligations, the Swap Agreement will effectively alter the interest rate or currency applicable to the Debt Securities during the term of the related Transaction, give the Trust rights or liabilities under an option agreement relating to a designated portion of the Trust Property, or create other rights or liabilities of the Trust in respect of derivative agreements. See "Description of Swap Agreements"
                 herein and in the Prospectus.]

        [Application will be made to list the Units on the
                    New York Stock Exchange.]

  There will be no market for any Series of Units prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or will continue for the life of the Units.

The Units represent interests in the Trust only and do not represent obligations of or interests in the Depositor, Morgan Stanley & Co. Incorporated ("Morgan Stanley") or any of their respective affiliates. The Units do not represent a direct obligation of the Debt Security Issuer or any of its affiliates.

       At the time of issue, the [Class __] Units will be rated [ ] by [ ] (each a "Rating Agency").

                         --------------

   SEE "RISK FACTORS" HEREIN ON PAGES [__] TO [__] AND IN THE
                  PROSPECTUS ON PAGES __ to __.

                         --------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
    COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
       PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                        CRIMINAL OFFENSE.

                         --------------

    The Underwriter has agreed to purchase the Units from the Depositor at [ ]% of the Unit Principal Balance thereof ($[ ]
 aggregate proceeds to the Depositor, before deducting expenses estimated at $[ ]) plus accrued interest, if any, at the Pass-Through Rate calculated from [ ], 1998 (the "Closing Date"), subject to the terms and conditions set forth in the Underwriting
   Agreement referred to herein under "Plan of Distribution."

The Underwriter proposes to offer the Units from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Plan of Distribution." The Units are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. [It is expected that delivery of the [specify applicable
            Classes] Units will be made in book-entry form through [specify depositary] on or about the Closing Date.]

 As and to the extent described herein, collections received by the Trustee with respect to the Trust Property will be distributed to Unitholders [of each Class] in the manner and priority described herein. [The rights of the holders of the
Class Units [and specify other Classes] to receive distributions of such collections are subordinated to the rights of the holders of the Class Units [and specify other Classes].] As and to the extent described herein, losses realized on the Trust Property will be borne by the holders of the Class Units [and specify other Classes] before such losses will be borne by the holders of the other Classes of the Units [and the Class Units [and specify other Classes]]. To the extent described herein, the relative priorities of each Class of Units with respect to collections from and losses on the Trust Property may each change over time, either permanently or temporarily, upon the occurrence of certain circumstances specified herein. See "Description of the Units-Allocation of Losses; Subordination."

 The Debt Security Issuer is not participating in, and will not receive any proceeds in connection with, this offering.


SM   SATURNS is being registered as a service mark of Morgan
     Stanley Dean Witter & Co

    [The [specify applicable Classes] Units initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Units will be represented by book entries on the records of participating members of DTC.]

    [The [specify applicable Classes] Units initially will be represented by a Temporary Global Security, issued outside the
United States and exchangeable for a Permanent Global Bearer Unit or definitive Bearer Units after 40 days upon certification of non-U.S. beneficial ownership, in accordance with the provisions set forth in the Prospectus under "Limitations on Issuance of
     Bearer Units". Bearer Units are subject to U.S. tax law requirements and may not be offered, sold or delivered within the
 United States or its possessions or to U.S. persons, except in certain transactions permitted by U.S. tax regulations].

THE UNITS OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A SEPARATE SERIES OF UNITS BEING OFFERED BY THE DEPOSITOR PURSUANT
    TO ITS PROSPECTUS DATED [__________], 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS
    PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED
     HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. IN PARTICULAR,
 INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH UNDER
     "RISK FACTORS" IN THE PROSPECTUS AND IN THIS PROSPECTUS
                           SUPPLEMENT.

UNTIL    ,1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS,
    WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN BE ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND
          PROSPECTUS WHEN ACTING AS UNDERWRITERS AND BE
    WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         --------------

                    MORGAN STANLEY DEAN WITTER

September __, 1998

                         TABLE OF CONTENTS

                                                            Page

SUMMARY OF PRINCIPAL TERMS.....................................3
RISK FACTORS...................................................7
FORMATION OF THE TRUST.........................................7
YIELD ON THE UNITS.............................................7
DESCRIPTION OF TRUST PROPERTY..................................8
[DESCRIPTION OF SWAP AGREEMENT]...............................17
DESCRIPTION OF UNITS..........................................18
DESCRIPTION OF TRUST AGREEMENT................................20
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................21
ERISA CONSIDERATIONS..........................................21
[BEARER UNITS]................................................23
PLAN OF DISTRIBUTION..........................................23
RATINGS.......................................................24
LEGAL OPINIONS................................................25

                    SUMMARY OF PRINCIPAL TERMS

      The Terms Schedule to the Trust Agreement sets forth the following principal terms with respect to the Trust, the Units, the Debt Securities[, and the Swap Agreement:]

1. Terms of Trust and Units:

Trust:                             Structured Asset Trust Unit
                                   Repackagings Series 199_-_
Date of Trust Agreement:

Trustee:

Initial Unit Principal
Balance:

Issue Price:

Cut-off Date:

Closing Date:

Specified Currency:

Business Day:

Pass Through Rate:                 [Swap Rate]

Interest Reset Period:             [Each Swap Rate Accrual
                                   Period]

Rating:

Rating Agencies:

Scheduled Final
Distribution Date:

[Swap Agreement:]                  [The ISDA Agreement referred
                                   to in Schedule III]

[Swap Counterparty:]               [Party A to the Swap Agreement
                                   referred to in Schedule III]

[Guarantee:]

[Swap Notional Amount:]            [The Notional Amount specified
                                   in Schedule III]

[Swap Payment Date:]               [Each Payment Date specified
                                   in Schedule III for Party A]

[Swap Rate:]                       [The [Fixed][Floating]
                                   Rate specified in Schedule
                                   III for the applicable
                                   Calculation Period under the
                                   Swap Agreement, plus or minus
                                   the Spread specified in
                                   Schedule III].

Distribution Date:

Record Date:

Form:                              [Global/Definitive]
                                   [Registered/Bearer]

Depositary:

Alternative ERISA
Restrictions                       [Apply][Do Not Apply]

Deemed Representations:            [Apply][Do Not Apply]

Additional Trust
Wind-Up Event:

Exchangeable Series
Terms:

Terms of Retained
Interest:

Call Option Terms:

Other Terms:



2.  Terms of Trust Property

Concentrated Debt Securities:
[repeat for each]

    Debt Securities:

    Debt Security Issuer:

    Principal Amount:

    Debt Security Rate:

    Credit Ratings:

    Listing:

    Debt Security Agreement:

    Events of Default:

    Form:

    Currency of
    Denomination:

    Acquisition Price              Units having an initial Unit
    by Trust:                      Principal Balance of [$______].


    Debt Security Payment
    Date:

    Original Issue Date:

    Maturity Date:

    Sinking Fund Terms:

    Redemption Terms:

    CUSIP No.:/ISIN No.

    Debt Security Trustee:

    Cut-Off Date:

Credit Support:

Other Trust Property:

[3.  Terms of Swap Transaction[s] [repeat separately for each]

Trade Date:                        [    ], 1998

Effective Date:                    [    ], 1998

Termination Date:

Fixed Amounts:

  Fixed Rate Payer
  Notional/Currency Amount:

  Fixed Rate Payer:

  Fixed Rate Payer
  Payment Date:

  Fixed Rate:

  Floating Amounts:

  Floating Rate Payer
  Notional/Currency Amount:

  Floating Rate Payer:

  Floating Rate:

  Floating Rate Payer
  Payment Dates:

  Floating Rate Option:

  Designated Maturity:

  Floating Rate Day Count
  Fraction:

  Reset Dates:

  No Adjustment of Period
  End Dates:

  Rate Cut-off Dates:

  Method of Averaging:

  Compounding:

  Calculation Agent:               Party A

  Business Days:]

                           RISK FACTORS

      [Describe risk factors applicable to the specific Debt Securities[, Swap Agreement] or other Trust Property and the particular structure of the Units being offered, including factors relating to the yield on the Units and risks associated with the Trust Property and the terms thereof, as described elsewhere herein.] See "Risk Factors" and "Maturity and Yield Considerations" in the Prospectus.

                      FORMATION OF THE TRUST

      The Trust will be formed pursuant to the Trust Agreement between the Depositor and the Trustee, which incorporates the provisions of the Standard Terms of Trust Agreements between the Depositor and the Trustee dated __________, 1998. Concurrently with the execution and delivery of the Trust Agreement, the Depositor will deposit the Debt Securities in the Trust. The Trustee, on behalf of the Trust, will accept such Debt Securities[, enter into the Swap Agreement] and deliver the Units to or upon the order of the Depositor.

         The Debt Securities [will be] [have been] purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor). The Debt Securities will not be acquired from the Debt Securities Issuer as part of any distribution by or pursuant to any agreement with the Debt Security Issuer. The Debt Security Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Debt Securities to the Depositor or the issuance of the Units. [Neither the Depositor nor any of its affiliates participated in the initial public offering of the Debt Securities] [Morgan Stanley, an affiliate of the Depositor, participated in the initial public offering of the Debt Securities as a [co-underwriter] [underwriter]].

                        YIELD ON THE UNITS

      [Describe factors relating to the Trust Property, the terms thereof and the manner and priority in which collections thereon are allocated to the Unitholders of each Class of the Units, as described elsewhere herein.] See "Maturity and Yield
Considerations" in the Prospectus.

                   DESCRIPTION OF TRUST PROPERTY

          This Prospectus Supplement sets forth certain relevant terms with respect to the Debt Securities, but does not provide detailed information with respect to the Debt Securities. This Prospectus Supplement relates only to the Units offered hereby and does not relate to the Trust Property.

      All information set forth in this Prospectus Supplement with respect to each of the Debt Securities is derived solely from the related Debt Security Prospectus, or other publicly available information. [Describe publicly available documents.] [Prospective purchasers of Units are urged to read this Prospectus Supplement in conjunction with each Debt Security Prospectus and each Debt Security Registration Statement. None of the Depositor, Morgan Stanley or the Trustee nor any of their respective affiliates has participated in the preparation of any Debt Security Prospectus or Debt Security Registration Statement or other public information relating to the Debt Securities, and takes no responsibility for the accuracy or completeness of the information provided therein.]

      This Prospectus Supplement does not provide information with respect to the Debt Security Issuer(s), and no investigation of the financial condition or creditworthiness of any of the Debt Security Issuer(s) or any of its subsidiaries or other affiliates, [or of the ratings on the Debt Securities], has been made by the Depositor, Morgan Stanley or the Trustee in connection with the issuance of the related Units. Prospective purchasers of Units should consider carefully each Debt Security Issuer's financial condition and its ability to make payments in respect of the related Debt Securities. All information contained in this Prospectus Supplement regarding each Debt Security Issuer has been derived from the related Debt Security Prospectus, reports filed by the Debt Security Issuer pursuant to the Exchange Act, or other publicly available information. There can be no assurance that events affecting the Debt Securities or the Debt Security Issuer have not occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

Concentrated Debt Securities

[Use the following where Units are backed principally by Treasury/FNMA/FHLMC securities]:

      [The Debt Securities include] [Each Debt Security will represent] [(i) an obligation issued or guaranteed by the United States of America or any agency thereof or the payment of which is guaranteed by the full faith and credit of the United States of America ("Treasury Securities"), (ii) obligations of the Federal National Mortgage Association ("Fannie Mae") or (iii) obligations of the Federal Home Loan Mortgage Association ("Freddie Mac")] .

      The Federal National Mortgage Association

      The Federal National Mortgage Association ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. ss. 1716 et seq. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938, as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgaged-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

      Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. These documents can be obtained without charge from Paul Paquin, Senior Vice President -- Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (telephone: (202) 752-7115). Fannie Mae is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934.]

      [The Federal Home Loan Mortgage Corporation

      The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low-and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgages and participation interests in such mortgages from mortgage lending institutions and the resale of the mortgages so purchased in the form of guaranteed mortgage securities. Freddie Mac generally matches and finances its purchases or mortgages with sales of guaranteed securities.

Mortgages retained by Freddie Mac are financed with short-and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

        Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. These documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160). Freddie Mac is not subject to the periodic reporting requirements of the Securities Exchange Act of 1934.]

[Add the following where the Concentrated Debt Security is issued by a foreign sovereign agency or instrumentality]

[The Trust Property includes Concentrated Debt Securities which consist of obligations of, or guaranteed by, foreign governments, foreign political subdivisions, or agencies and instrumentalities thereof (each such issuer and guarantor, if any, sometimes referred to herein as a "Foreign Government Issuer" and a "Foreign Government Guarantor," respectively; and collectively referred to as "Foreign Governments"). In the absence of a waiver of immunity by a Foreign Government, it would not be possible to obtain a United States judgment against such Foreign Government unless a court were to determine that such issuer is not entitled under the Foreign Sovereign Immunities Act of 1976 (the "Immunities Act") to sovereign immunity with respect to such action. Even if such an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Debt Securities represent direct or indirect obligations of foreign governments, Unitholders should consider the political, economic and other risks attendant on holding the obligations of a foreign government which are not typically associated with an investment in securities of a domestic issuer. Such risks include future political and economic developments, governmental repudiation, moratorium on payment or rescheduling of external debts, confiscatory taxation, imposition of any withholding tax, exchange rate fluctuations, political or social instability or diplomatic developments and the imposition of additional governmental laws or restrictions. While a Foreign Government Issuer may make certain information available by filing periodic reports and other information with the Commission, such information (including financial information) may differ in timing, form and substance from that normally available with respect to domestic issuers.]

      [The Debt Securities of ___________ have been issued pursuant to a fiscal agency agreement with provision for a Fiscal Agent, rather than a Trustee. A Fiscal Agent does not have the same responsibilities or duties to act on behalf of the holders of a Foreign Government's debt securities as would a trustee. The due and punctual payment of each Debt Security and the due and timely performance of all obligations with respect thereto [are backed by the full faith and credit of the sovereign entity] [or] [unconditionally guaranteed by the sovereign entity].]


[Use the following with respect to each obligor of a Concentrated
Debt Security --only a single obligor is referred to for purposes of this section of the form of Prospectus Supplement.]

      [A significant portion of] [Virtually all of] [All of] the Trust Property of the Trust will consist of the [___%] [floating rate] [specify publicly issued debt security] due of [specify issuer][, exclusive of the interest therein retained by [the Depositor] as described below (the "Retained Interest")], having an aggregate principal amount outstanding as of the Cut-off Date of approximately [$][specify currency] (the "Debt Securities"). The Debt Securities will be purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust. The Debt Securities will not be acquired either from [name such obligor] or pursuant to any distribution by or agreement with [name such obligor]. [Describe any put, call or other conversion or redemption options applicable to the Debt Securities, as well as the nature of the obligation represented by such Debt Securities (i.e., senior, subordinate, secured)]. As of the Cut-off Date, the foregoing debt security comprising [ %] of the Debt Securities was rated [specify investment grade rating] [investment grade] by [specify nationally recognized rating agency or agencies], and the obligor thereon was not in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of such Debt Securities is not a recommendation to purchase, hold or sell such Debt Securities or the Units, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Ratings" herein regarding certain considerations applicable to the ratings of the Units.

           According to [name such obligor]'s publicly available documents, [name such obligor] is a [identify form of entity, banking organization, insurance company, or describe foreign sovereign or agency or instrumentality] whose principal executive offices are located at [specify address]. The Depositor is not an affiliate of [name such obligor]. [Name such obligor] is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the Commission [and makes available to the public upon request certain annual reports containing financial and other information]. Copies of such reports and other information [may be inspected and copied at the Commission locations listed under "Available Information" in the accompanying Prospectus and may be obtained from the Public Reference Section of the Commission at Washington, D.C. 20549, at prescribed rates. In addition, such reports and other information [can be inspected at the offices of the [New York Stock Exchange at 20 Broad Street, New York, New York 10005] [may be obtained from [name such obligor], according to its most recent annual report, upon written or oral request to [name such obligor]].

[Describe material covenants and events of default under Debt
Security Agreement relating to each Concentrated Debt Security]

[Use the following where the Debt Securities consist of a pool of obligations of multiple obligors.]

[Debt Securities Pool

      [The Debt Securities consist of debt securities of [specify all types of issuers --domestic, foreign, corporate, government]. The Debt Securities [will be] [have been] purchased by the Depositor in the secondary market (either directly or through an affiliate of the Depositor) and will be deposited into the Trust. The Debt Securities will not be acquired either from the respective obligors on the Debt Securities or pursuant to any distribution by or agreement with such obligors.

      The composition of the Debt Securities pool and the distribution by ratings, remaining term to maturity and interest rate of the Debt Securities as of the Cut-off Date are as set forth below:

              Composition Of The Debt Securities Pool
                      As Of The Cut-Off Date


Number of Debt Securities:
Aggregate Principal Balance:
Average Principal Balance:
Largest Balance:
Weighted Average Interest Rate:                            %
Weighted Average Original Term
  to Maturity:                                             years
Weighted Average Remaining Term
  to Maturity:                                             years
Longest Remaining Term
  to Maturity:                                             years



              Distribution By Industry Classification
        Of The Debt Securities Pool As Of The Cut-Off Date


                               Aggregate     Percent of
Industry                       Principal     Aggregate
Classification     Number      Balance       Principal Balance
--------------     ------      -------       -----------------

Total

                  Distribution By Ratings Of The
            Debt Securities Pool As Of The Cut-Off Date


                               Aggregate     Percent of
                              Principal     Aggregate
Rating             Number      Balance       Principal Balance
------             ------      -------       -----------------




Total:

      [As of the Cut-off Date, [all of] [approximately % of] such Debt Securities were rated [investment grade] [specify particular rating] by at least one nationally recognized rating agency, and no obligor of any Debt Security was in default in the payment of any installments of principal, interest or premium (if any) with respect thereto. Any such rating of any of the Debt Securities is not a recommendation to purchase, hold or sell such Debt Security or the Units, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Ratings" herein regarding certain considerations applicable to the ratings of the Units.]

            Distribution By Remaining Term To Maturity
        Of The Debt Securities Pool As Of The Cut-Off Date

                               Aggregate     Percent of
Remaining Term                 Principal     Aggregate
to Maturity        Number      Balance       Principal Balance
-----------        ------      -------       -----------------





Total



                   Distribution By Interest Rate
        Of The Debt Securities Pool As Of The Cut-Off Date





                               Aggregate     Percent of
Interest                       Principal     Aggregate
Rate Range         Number      Balance       Principal Balance
----------         ------      -------       -----------------

[Add the following where pool includes Foreign Government
Issuers].

      [The Debt Securities will include obligations of, or guaranteed by, foreign governments, foreign political subdivisions, or agencies and instrumentalities thereof (each such issuer and guarantor, if any, sometimes referred to herein as a "Foreign Government Issuer" and a "Foreign Government Guarantor," respectively; and collectively referred to as "Foreign Governments"). In the absence of a waiver of immunity by a Foreign Government, it would not be possible to obtain a United States judgment against such Foreign Government unless a court were to determine that such issuer is not entitled under the Sovereign Immunities Act of 1976 (the "Immunities Act") to sovereign immunity with respect to such action. Even if such an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Debt Securities represent direct or indirect obligations of foreign governments, Unitholders should consider the political, economic and other risks attendant on holding the obligations of a foreign government which are not typically associated with an investment in securities of a domestic issuer. Such risks include future political and economic developments, governmental repudiation, moratorium on payment or rescheduling of external debts, confiscatory taxation, imposition of any withholding tax, exchange rate fluctuations, political or social instability or diplomatic developments and the imposition of additional governmental laws or restrictions. While a Foreign Government Issuer may make certain information available by filing periodic reports and other information with the Commission, such information (including financial information) may differ in timing, form and substance from that normally available with respect to domestic issuers.]

      [The Debt Securities generally have been issued pursuant to a fiscal agency agreement with provision for a Fiscal Agent, rather than a Trustee. A Fiscal Agent does not have the same responsibilities or duties to act on behalf of the holders of a Foreign Government's debt securities as would a trustee. The due and punctual payment of each Debt Security and the due and timely performance of all obligations with respect thereto [are backed by the full faith and credit of the sovereign entity] [or] [unconditionally guaranteed by the sovereign entity].

      [There are few contractual restrictions on the Foreign Government Issuers or Foreign Government Guarantors in respect of the Debt Securities. The Debt Securities by their terms and provisions may, however, restrict certain actions of the related Foreign Governments and may also require, among other things, the creation or maintenance of reserves or a sinking fund or contain an undertaking or pledge of the Foreign Government not to encumber its assets to secure any other external indebtedness without providing like security for the related Debt Securities. Certain actions in respect of the debt securities of Foreign Governments may also be subject to proper executive, legislative or administrative approval.]

      Debt Security Agreements

      Each of the Debt Security Agreement[s] limits the [respective] Debt Security Issuer's ability to engage in certain activities and transactions and requires that the Debt Security Issuer perform certain obligations with respect to the Debt Securities. [Describe common restrictive, financial and other covenants on the Debt Security Issuer contained in the Debt Security Agreement.]

      [The following is a summary of the typical Debt Security
Events of Default for each series of Outstanding Debt Securities:

      (a) failure to make payments of principal (and premium, if any) and interest to holders of the Outstanding Debt Securities in the time periods given in the Debt Security Agreement;

      (b) material breaches of certain representations, warranties or covenants or failure to observe or perform in any material respect any covenant or agreement under a Debt Security Agreement continuing for a specified period of time after notice thereof is given to the Debt Security Issuer by the Debt Security Trustee or the holders of not less than a specified percentage of the Outstanding Debt Securities;

      (c) failure by the Debt Security Issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the Debt Security Issuer or the acceleration by or on behalf of the holders thereof of such securities; [and]

      (d) certain events of bankruptcy or insolvency relating to the Debt Security Issuer; and

      [(e) describe any additional common events of default with respect to the pool of Debt Securities].]

      As of the Cut-off Date, [all of] [approximately __% of] the Debt Securities were [subject to [describe any put, call or other conversion or redemption options applicable to the Debt Securities as well as the nature of the obligation represented by such Debt Securities (i.e., senior, subordinate, secured) and describe commonalities with respect to any subordination or security provisions or collateral].]

[Credit Support

      For the benefit [solely] of the [Offered] [Class [ ] Units [and the Class [ ] Units]], Credit Support will be obtained [and will constitute part of the Trust to the extent provided below] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Trust Property, in the form and amount described below.

      [The Letter of Credit

      Simultaneously with the Depositor's assignment of the Trust Property to the Trust, the Depositor will obtain the Letter of Credit from [ ] (the "Letter of Credit Bank") in favor of the Trustee on behalf of the Unitholders. The Letter of Credit will be irrevocable and will [support] the [timely][ultimate] remittance of amounts due with respect to the Trust Property]. [The maximum amount that the Trustee may draw under the Letter of Credit will initially be equal to . The initial amount of the Letter of Credit will be [$] . Thereafter, the amount of the Letter of Credit with respect to any Distribution Date will equal [the lesser of (i) % of the aggregate Unit Principal Balance outstanding on the preceding Distribution Date (after giving effect to any payment of principal made on such preceding Distribution Date) but in any event not less than [$] , and (ii)] the amount of the Letter of Credit on the preceding Distribution Date, plus [(a) reimbursement of certain advances under the Letter of Credit and (b) recoveries on defaulted Trust Property] [describe other methods]. The Letter of Credit expires on , 19 . The Trustee will be obligated, in the event of a drawing on the Letter of Credit, to pursue appropriate remedies against the Trust Property and other collateral, and any realization thereon shall be paid to the Letter of Credit Bank to the extent of any amounts owing, in the manner and priority specified herein.]

      [Add description of the Letter of Credit Bank with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Letter of Credit Bank. In addition, to the extent that the Letter of Credit will cover payment of 20% or more of the aggregate principal amount of the Units covered thereby, provide information of financial and other matters with respect to the Letter of Credit Bank.]]

      [The Insurance Policy

      Simultaneously with the Depositor's assignment of the Trust Property to the Trust, the Depositor will obtain the financial guaranty insurance policy (the "Policy") from [ ] (the "Insurer") in favor of the Trustee on behalf of the Unitholders. The Policy will guaranty scheduled payments of principal, premium (if any) and interest with respect to the [Class[ ]] Units. The Policy expires on , 19 . The Trustee will be obligated, in the event of a drawing on the Policy, to pursue appropriate remedies against the Trust Property and other collateral, and any realization thereon shall be paid to the Insurer to the extent of any amounts owing, in the manner and priority specified herein.

      [Add language regarding the issuer of the Policy with respect to its insurance strength ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Insurer. In addition, to the extent that the Policy will cover payment of 20% or more of the aggregate principal amount of the Units covered thereby, provide information of financial and other matters with respect to the issuer of the Policy.]]

      [Reserve Account

      The Depositor will establish for the benefit of the Trustee on the Closing Date a Reserve Account containing cash, letters of credit and short-term investments acceptable to the Rating Agency initially rating the Units in the amount of [$] . [Collections with respect to the Trust Property not distributed with respect to the Units shall be deposited in the Reserve Account.] Amounts so deposited in such Reserve Account will be used by the Trustee to make payments of principal of and premium (if any) and interest on the Units to the extent that funds are not otherwise available. Immediately after any Distribution Date, amounts in the Reserve Account in excess of [indicate formula] [may be paid to the Depositor].]

      [Allocation of Losses; Subordination

      The subordination described herein provided by the Class [ ] Units [and the Class [ ] Units] is designed to protect holders of the remaining Classes of Units from certain losses and other shortfalls with respect to the Trust Property. As a result, losses and other shortfalls with respect to the Trust Property will be borne by the remaining Classes of Units, to the extent described below, only if such losses and other shortfalls are not so covered, or the coverage in respect thereof has been exhausted.

      Realized Losses will be allocated on any Distribution Date as follows: [describe allocation among the various Classes].]

                  [DESCRIPTION OF SWAP AGREEMENT]

      As set forth in the Prospectus, the Trust will enter into a Swap Agreement with [Morgan Stanley Capital Services, Inc.] [other Swap Counterparty] in the form of a 1992 Master Agreement (as governed by the ISDA Definitions), subject to a Schedule to the Master Agreement in the form attached as an exhibit to the Registration Statement.

      [The Swap Agreement will document an interest rate swap Transaction between the Trust and the Swap Counterparty under which the Trust will pay to the Swap Counterparty the [fixed rate/floating rate] coupon payments received in respect of [specified] Debt Securities and receive from the Swap Counterparty [floating rate/fixed rate] payments. The Transaction will have the effect, subject to performance by the Swap Counterparty of its obligations under the Swap Agreement, of converting the coupon otherwise applicable to the [specified] Debt Securities to the effective coupon received by the Trust under the Swap Agreement.]

      [The Swap Agreement will document a cross-currency swap Transaction between the Trust and the Swap Counterparty under which the Trust will pay to the Swap Counterparty the [fixed rate/floating rate] [foreign currency/dollar] coupon and principal payments received in respect of [specified] Debt Securities, and will receive from the Swap Counterparty [floating rate/fixed rate] [dollar/foreign currency] payments. The Transaction will have the effect, subject to performance by the Swap Counterparty of its obligations under the Swap Agreement, of converting the interest rate and currency otherwise applicable to payment of interest and principal under the [specified] Debt Securities to the interest rate and currency received by the Trust under the Swap Agreement.]

      [The Swap Agreement will document an option transaction between the Trust and the Swap Counterparty under which the Trust will grant a call option to the Swap Counterparty with respect to the [specified] Debt Securities or other Trust Property, and the Swap Counterparty will make a payment to the Trust of ________.] [The call option will effectively reserve to the Swap Counterparty the right to realize all or a portion of the gain from an increase in the market value of the specified Trust Property at or prior to the maturity of the Units or to effect a conversion of the Debt Securities into the right to receive another security.] [The put option will entitle the Trust to put to the Swap Counterparty [specified] [Debt Securities] at par, thereby protecting the Trust from a decline in the market value of the related Debt Securities in circumstances where the Debt Securities may be outstanding on the Scheduled Final Distribution Date with respect to the Units. The Trust Agreement will provide that the Trust will automatically exercise the put option, unless otherwise instructed by the Unitholders, if the market value of the Debt Securities on the exercise date for the put option is less than the par value of such Debt Securities.]

      [Describe any other derivative agreements to be documented under the Swap Agreement].

      [As set forth in the Prospectus, early termination of the Swap Agreement upon the occurrence of a Debt Security Default, Trust Wind-Up Event or other early termination event may result in the Trust becoming liable for a Swap Termination Payment, and the Trust may be required to sell Debt Securities in order to pay such Swap Termination Payment. Investors should consider carefully the Risk Factors applicable to Swap Agreements as set forth in the Prospectus.]

[Guarantee of MSDW

      MSDW will unconditionally and irrevocably guarantee the due and punctual payment of all amounts payable by the Swap Counterparty under such Swap Agreement. Pursuant to such Guarantee, MSDW will agree to pay or cause to be paid all such amounts upon the failure of the Swap Counterparty punctually to pay any such amount and written demand by the Trustee to MSDW to pay such amount.]

                       DESCRIPTION OF UNITS

General

         The Units will consist of [ ] Classes of Units, designated as Class [ ][,] [and] Class [ ] [and Class___] Units. The Units will be denominated and distributions with respect thereto will be payable in the Specified Currency. The Units represent in the aggregate the entire beneficial ownership interest in the related Trust. The Class [ ] Units have in the aggregate an initial [Unit Principal Balance] [Notional Amount] of [$]________ (approximate) and a [___%] [Variable] Pass-Through Rate. The Class [ ] Units have in the aggregate an initial [Unit Principal Balance] [Notional Amount] of [$]________ (approximate) and a [___%] [Variable] Pass-Through Rate. [The Class [ ] Units have in the aggregate an initial [Unit Principal Balance] [Notional Amount] of [$]________ (approximate) and a [___%] [Variable] Pass-Through Rate.] [The Class [ ] Units, which are not being offered hereby, will be transferred by the Depositor to an affiliate on the Closing Date, and may be sold at any time by the Depositor in accordance with the terms of the Trust Agreement.]

[Use the following except for issuance of Bearer Units]:

      The Units [(other than the Class [ ] Units [and specify others] (the "Definitive Classes"))] will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of [$ ] and [integral multiples thereof] [multiples of [$ ] in excess thereof]. [The Class [ ] Units [and specify any others] will be offered in registered, certificated form, in minimum percentage interests corresponding to the initial Notional Amounts or Unit Principal Balances, as applicable, of [$ ] and integral multiples thereof, except that one Unit of each such Class may be issued with an initial Notional Amount or Unit Principal Balance, as applicable, equal to an integral multiple of [$ ] plus the excess of the initial aggregate Notional Amount or Unit Principal Balance, as applicable, of such Class over the greatest integral multiple of [$ ] that is not more than such initial aggregate Notional Amount or Unit Principal Balance, as applicable.]

      The Units [(other than the Definitive Classes of Units)] will each initially be represented by one or more global certificates registered in the name of the nominee of DTC, except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No holder of any such Unit will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Units." Unless and until Definitive Units are issued under the limited circumstances described herein, all references to actions by Unitholders with respect to any such Units shall refer to actions taken by DTC upon instructions from its Participants. See "Description of Units--Form" in the Prospectus.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Unitholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Units are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Units evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Units evidence such Voting Rights, authorize divergent action.

Principal of Units

      [Describe any scheduled amortization or indexation features of the Units]

Interest on Units

      [Describe any floating rate or interest indexation features]

[Call Rights

      The Units are a Callable Series; has the right to purchase all or a portion of the Units (the "Call") at a price of ___%, provided that the Call must be exercised with respect to a minimum Unit Principal Balance of or integral multiples thereof; [specify any time restriction] Each Unitholder will be entitled to receive a distribution of a pro rata share of the Call Price paid in connection with exercise of the Call.]

[Optional Exchange

      The Units are an "Exchangeable Series." A holder may exchange Units of any for a pro rata portion of the Trust Property; provided that: (i) the exchanging holder tenders to the Trustee Units of each Class; (ii) the exchange is made with respect to a minimum Unit Principal Balance or Notional Amount of ______ or an integral multiple thereof; (iii) exchange may only be affected on the following Optional Exchange Dates; [(iv) an exchanging holder is required to obtain the consent of the Swap Counterparty to such exchange and tender to the Swap Counterparty a termination payment in respect of termination of any portion of the Swap Agreement corresponding to the portion of the Debt Securities to be distributed to such holder by the Trustee;] [other limitations or provisions].]


                  DESCRIPTION OF TRUST AGREEMENT


      The following summaries do not purport to be complete and, with respect to a particular Series of Units to be offered pursuant to this Prospectus and a Prospectus Supplement, are subject to the detailed provisions of the form of Trust Agreement included as an exhibit to the Registration Statement, to which reference is hereby made for a full description of such provisions, including the definitions of certain terms used.

General

      The Units will be issued pursuant to a Trust Agreement incorporating the provisions of the Standard Terms of Trust Agreements, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Units containing a copy of the Trust Agreement as executed will be filed by the Depositor with the Commission following the issuance and sale of the Units. The Trust created under the Trust Agreement will consist of (i) the Trust Property (exclusive of any Retained Interest, which is not part of the Trust), (ii) all payments on or collections in respect of the Trust Property due after the Cut-off Date, together with any proceeds thereof[,] [and] [(iii) any Credit Support in respect of any class or classes of Units] [and (iv) the rights of the Depositor under the Purchase Agreement between the Depositor and the Seller]. [In addition, the Unitholders of the Units may also have the benefit of certain Credit Support discussed above. See "Description of Trust Property --Credit Support"] Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Units.

Trustee Compensation

      As compensation for and in payment of trust expenses related to its services under the Trust Agreement other than Extraordinary Trust Expenses, the Trustee will receive Trustee Fees in the amount of _______, payable [from Trust Property/by the Depositor/other]. The "Trigger Amount" with respect to Extraordinary Trust Expenses for the Trust is _________ and the Maximum Reimburseable Amount is ________________.

Retained Interest

      [Description of any Retained Interest of Depositor]



              CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      [Discuss any special tax features not discussed in Base
Prospectus, including, if applicable, FASIT election, partnership classification of Trust,


                       ERISA CONSIDERATIONS

      [The Units are Book-Entry Units and interests in the Units may not be transferred to any person unless that person is not a Plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or
Section 4975 of the Code and is not acquiring the Units with the assets of any such Plan or any government or other plan subject to substantially similar requirements. The Trust Agreement provides that any purported transfer in violation of this restriction shall be void. Each person who acquires any Book-Entry Unit, and each fiduciary which causes any such person to so acquire a Book-Entry Unit, in its individual as well as its fiduciary capacity, will be deemed to have represented upon the acquisition of such Book-Entry Unit that such purchaser or transferee is not a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or any government or other plan subject to substantially similar requirements and is not using the assets of any such Plan to purchase the Book-Entry Units. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY UNIT SHALL INDEMNIFY THE TRUSTEE, THE

DEPOSITOR, MORGAN STANLEY AND THEIR AFFILIATES AGAINST ANY COSTS,
EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE
FAILURE OF THE FOREGOING REPRESENTATION TO BE TRUE.]

      The "Alternative ERISA Restrictions" are applicable to the Units, and Units will be issued only as Definitive Units in registered form and only upon execution and delivery of a definitive Purchase Agreement, which will contain additional representations regarding whether such purchaser or proposed transferee is a benefit plan investor (within the meaning of the Plan Asset Regulations) or is acquiring the Units with assets of a benefit plan investor. A definitive Purchase Agreement will similarly be required to be obtained from any proposed transferee of a Unit to which the "Alternative ERISA Restrictions" apply. As set forth in the Prospectus, no such purchase or proposed transfer shall be permitted to the extent that it would cause the ownership by benefit plan investors to be "significant" within the meaning of the Plan Asset Regulations immediately after such purchase or proposed transfer. In addition, the Depositor and the Trustee will agree that, after the initial distribution of a particular Series of Units subject to the Alternative ERISA Restrictions, neither they nor their affiliates will acquire any Units of such Series, unless such acquisition would not cause the ownership by benefit plan investors immediately following such acquisition to be "significant."]

      [The "Alternative ERISA Restrictions" are applicable to the Units. Units will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code which may be applicable, depending in part on the type of Plan fiduciary making the decision to acquire a Unit and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Units. BY ITS PURCHASE OF ANY UNIT, THE PURCHASER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED EITHER THAT (A) IT IS NOT AN ERISA PLAN OR OTHER PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF A UNIT WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY UNIT SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, MORGAN STANLEY AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION TO BE TRUE.]

                          [BEARER UNITS

      The [Class __] Units will be issued as Bearer Units. In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of the Bearer Units will agree that, in connection with the original issuance of such Bearer Unit and during the period ending 40 days after the issue of such Bearer Unit, they will not offer, sell or deliver such Bearer Unit, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations. The [Class __] Units will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

      Pending the availability of a permanent Global Security or definitive Bearer Units, as the case may be, the [Class __] Units will initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Euroclear and CEDEL for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a permanent Global Security in bearer form, without coupons attached, or definitive Bearer Units and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such permanent Global Security or for such definitive Bearer Units, respectively, only upon receipt of a Certificate of Non-U.S. Beneficial Ownership" as described in the Prospectus. Interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S.
Beneficial Ownership.]

                       PLAN OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement, dated as of [ ], 199[ ] (the "Underwriting Agreement"), the Depositor has agreed to sell and [Morgan Stanley (an affiliate of the Depositor)] [each of the Underwriters named below, including Morgan Stanley (an affiliate of the Depositor)] (the "Underwriter[s]")[,] has [severally] agreed to purchase, the [Units] [the principal amount of each class of Units set forth below opposite its name].

      [Morgan Stanley has] [The several Underwriters have] agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all Units offered hereby if any of such Units are purchased. [In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.]

      The Depositor has been advised by the Underwriter[s] that [it][they] propose[s] to offer the Units from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter[s] may effect such transactions by selling Units to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter[s] and any purchasers of Units for whom they may act as agents. The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of Units may be deemed to be underwriters, and any profit on the resale of Units by them may be deemed to be underwriting discounts, or commissions under the Securities Act.

      The Underwriting Agreement provides that the Depositor will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter[s] may be required to make in respect thereof.

      Morgan Stanley is an affiliate of the Depositor, and the participation by Morgan Stanley in the offering of the Units complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                             RATINGS

      It is a condition to the issuance of the Units that the Units be rated not lower than [specify ratings applicable to each class] by [Standard & Poor's Ratings Group ("Standard & Poor's")][Moody's Investors Service, Inc. ("Moody's")][Fitch Investors Service, L.P. ("Fitch")] [and] [Duff & Phelps Credit Rating Company ("Duff & Phelps")](the "Rating[Agency] [Agencies]"). The ratings address the likelihood of the receipt by the Unitholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Trust Property and any providers of Credit Support, as well as on the relative priorities of the Unitholders of each class of the Units with respect to collections and losses with respect to the Trust Property. The rating on the Units does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Trust Property, the corresponding effect on yield to investors, or whether investors in the Class [ ] Units [specify class with Notional Amount] may fail to recover fully their initial investment.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

      The Depositor has not requested a rating on the Units by any rating agency other than the Rating [Agency] [Agencies]. However, there can be no assurance as to whether any other rating agency will rate the Units, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Units by another rating agency, if assigned at all, may be lower than the ratings assigned to the Units by the Rating [Agency] [Agencies].

                          LEGAL OPINIONS

      Certain legal matters relating to the Units will be passed upon for the Depositor and the Underwriter[s] by [Cleary, Gottlieb, Steen & Hamilton, Washington, D.C.].

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR      +
+ AMENDMENT. A REGISTRATION STATEMENT RELATING TO THE           +
+ SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE + + COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS +
+ TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION         +
+ STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT        +
+ CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER + + TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY + + STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE +
+ SECURITIES LAWS OF ANY SUCH STATE.                            +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


          Subject to Completion, Dated _________, 199_

PROSPECTUS

       Structured Asset Trust Unit Repackagings (SATURNS SM)
                        Issuable in Series
                   MSDW Structured Asset Corp.
                            Depositor

   The Structured Asset Trust Unit Repackagings (the "Units") offered hereby and by Prospectus Supplements (each a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each a "Series") and in one or more classes within each such Series (each a "Class"), denominated in dollars or in one or more foreign currencies. Units of each respective Series and Class will be offered on terms to be determined at the time of sale as described in the related
     Prospectus Supplement accompanying the delivery of this Prospectus. Units may be sold for United States dollars or for one or more foreign currencies, and the principal of, premium on, if any, and any interest to be distributed in respect of Units may be payable in United States dollars or in one or more foreign currencies. Each Series and Class of Units may be issued in fully registered form without interest coupons ("Registered Units") or in bearer form with or without coupons attached ("Bearer Units"), as one or more global securities in registered or bearer form
    (each a "Global Security") or as individual securities in definitive form with or without coupons ("Definitive Units").

 Each Series of Units will represent in the aggregate the entire beneficial ownership interest in one or more debt securities or loans (the "Debt Securities"), together with, if specified in the
    Prospectus Supplement, rights under certain swap or other derivative agreements or certain other assets described herein and in the related Prospectus Supplement (such assets, together with the Debt Securities and any Credit Support as defined below, the "Trust Property"), to be deposited in a trust (the "Trust") formed pursuant to a trust agreement (the "Trust Agreement") to be entered into between MSDW Structured Asset Corp., as depositor (the "Depositor"), and Chase Bank of Texas, National Association
 (the "Trustee") or another Trustee specified in the Prospectus
    Supplement. Unless otherwise specified in the Prospectus Supplement, the Debt Securities will be purchased by the
Depositor in the secondary market (either directly or through an affiliate of the Depositor), and will not be acquired from the issuer thereof (each a "Debt Security Issuer") as part of any distribution by or pursuant to any agreement with such Debt Security Issuer. Each Debt Security which represents on the date of formation of the Trust 10% or more by principal amount of the
    Debt Securities held by such Trust (a "Concentrated Debt Security") will represent (i) obligations of or guaranteed by the
  United States government, obligations of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation,
    or (ii) obligations of one or more corporations, limited partnerships, trusts, limited liability companies or other organizations, banking organizations, insurance companies or foreign sovereigns or political subdivisions or instrumentalities thereof (each a "Foreign Sovereign"), in each case which are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which, in accordance therewith, file reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act) (and in the case of a Foreign Sovereign, are current in their filings in accordance with such requirements). If so specified in the related Prospectus Supplement, the Trust Property for a Series of Units may also include, or the Unitholders of such Units may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Trust Property (collectively, "Credit Support"). See "Description of Units" and "Description of
                        Trust Property."

Each Class of Units of any Series will represent the right, which may be senior to those of one or more of the other Classes of such Series, to receive specified portions of payments of principal, interest and certain other amounts on the Trust Property in the manner described herein and in the related
 Prospectus Supplement. A Series may include two or more Classes differing as to entitlement to distributions of principal, interest or premium and one or more Classes within such Series may be subordinated in certain respects to other Classes of such
                             Series.

 If specified in the Prospectus Supplement, application will be made to list the related Series of Units on the New York Stock
                            Exchange.

  There will be no market for any Series of Units prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or will continue for the life of the Units.

Bearer Units are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to U.S. persons, except in certain transactions permitted by U.S. tax regulations.

   The Units represent interests in the Trust only and do not represent obligations of or interests in the Depositor, Morgan
  Stanley & Co. Incorporated ("Morgan Stanley") or any of their respective affiliates. The Units do not represent a direct obligation of the Debt Security Issuer or any of its affiliates.

  At the time of issue, the Units of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (each a "Rating Agency").

                        ------------------

  PURCHASERS OF UNITS SHOULD CAREFULLY CONSIDER ALL INFORMATION
   CONTAINED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, PARTICULARLY THE INFORMATION SET FORTH UNDER "RISK
FACTORS" IN THIS PROSPECTUS AND ANY ANALOGOUS DISCUSSION IN SUCH PROSPECTUS SUPPLEMENT. THE PURCHASE OF UNITS IS SUITABLE ONLY FOR
 AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN BEAR THE RISKS OF LIMITED LIQUIDITY AND UNDERSTAND AND CAN BEAR THE FINANCIAL AND
             OTHER RISKS OF AN INVESTMENT IN UNITS.

                        ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
    COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                            OFFENSE.

                         ------------------

The Units may be offered and sold to or through Morgan Stanley as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. This Prospectus may not be used to consummate sales of Units offered hereby unless accompanied by a
                     Prospectus Supplement.

                        ------------------

                    MORGAN STANLEY DEAN WITTER

September __, 1998

SM SATURNS is being registered as a service mark of Morgan
Stanley Dean Witter & Co.

                         TABLE OF CONTENTS

                                                            Page

PROSPECTUS SUPPLEMENTS.........................................3
AVAILABLE INFORMATION..........................................4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................4
IMPORTANT CURRENCY INFORMATION.................................5
RISK FACTORS...................................................5
THE DEPOSITOR.................................................12
USE OF PROCEEDS...............................................13
FORMATION OF TRUSTS...........................................13
DESCRIPTION OF TRUST PROPERTY.................................15
DESCRIPTION OF SWAP AGREEMENTS................................23
MSDW..........................................................28
DESCRIPTION OF UNITS..........................................29
DESCRIPTION OF TRUST AGREEMENTS...............................52
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................62
ERISA CONSIDERATIONS..........................................75
CURRENCY RISKS................................................78
LIMITATIONS ON ISSUANCE OF BEARER UNITS.......................79
PLAN OF DISTRIBUTION..........................................80
LEGAL MATTERS.................................................82

                      PROSPECTUS SUPPLEMENTS

      A Prospectus Supplement which describes the specific matters described below will be provided with this Prospectus. The Prospectus must be read in conjunction with the related Prospectus Supplement. TO THE EXTENT THERE IS ANY CONFLICT BETWEEN THE INFORMATION PROVIDED HEREIN AND THE INFORMATION PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT, THE RELATED PROSPECTUS SUPPLEMENT SHALL CONTROL.

      Each Prospectus Supplement will set forth, among other things, the following with respect to the related Series of
Units: (i) the title, aggregate principal amount and authorized denominations (or, if applicable, notional amount); (ii) the currency or currencies in which the principal (the "Specified Principal Currency"), premium, if any (the "Specified Premium Currency"), and any interest (the "Specified Interest Currency") are distributable on such Units (the Specified Principal Currency, the Specified Premium Currency and the Specified Interest Currency being collectively referred to as the "Specified Currency"), if other than U.S. dollars; (iii) the interest rate on such Units or the method of calculation thereof (the "Pass Through Rate"); (iv) the terms of one or more swap or other derivative transactions (each a "Transaction") under a master agreement in the form described herein (the master agreement together with each specific Transaction thereunder, the "Swap Agreement") to be entered into by the Trust; (v) the number of Classes of such Series and, with respect to each Class of such Series, its designation, aggregate principal amount and authorized denominations, the stated principal amount (or, if applicable, notional amount), if fixed or whether the principal amount or notional amount will be variable based upon one or more Transactions under a Swap Agreement; (vi) the time and place of distribution (each such date, a "Distribution Date") of any interest, premium and/or principal; (vii) the original date of issue and the scheduled final Distribution Date for such Units;
(viii) if the Units are offered at a fixed price, such price;
(ix) certain information concerning the type, characteristics and specifications of the Trust Property for such Series or Class;
(x) the relative rights and priorities of each such Class (including the method for allocating collections from the Trust Property to the Unitholders of each Class and the relative ranking of the claims of the Unitholders of each Class to such Trust Property); (xi) the identity of any entity or entities identified in the related Prospectus Supplement as entering into one or more Transactions with the Trust under any Swap Agreement (each a "Swap Counterparty"); (xii) a description of the specific provisions of any related Swap Agreement to the extent not described under "Description of Swap Agreements" or inconsistent with such description; (xiii) if the Swap Counterparty is not Morgan Stanley Capital Services Inc. ("MSCS"), a description of any guarantee (the "Guarantee") or other type of support, if any, of such Swap Counterparty's obligations under the Swap Agreement;
(xiv) any Call Rights (as defined herein) exercisable by the Depositor or any third party, or any other any mandatory or optional exchange or redemption terms; and (xv) any other specific terms of such Units not described in this Prospectus. See "Description of Units - General" for a listing of other items that may be specified in the applicable Prospectus Supplement.

                       AVAILABLE INFORMATION

      Each Trust is subject to the informational requirements of the Exchange Act and in accordance therewith the Depositor files on behalf of each Trust reports and other information with the Securities and Exchange Commission (the "Commission"). Reports with respect to each Trust and other information concerning each Trust can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor does not intend to send any financial reports to Unitholders.

      If the Prospectus Supplement for the Units of a given series specifies that the Units are to be listed on the New York Stock Exchange, reports and other information concerning the related Trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The Depositor has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Units. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date of this Prospectus and prior to the termination of the offering of the Units shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents

(unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to MSDW Structured Asset Corp. 1585 Broadway, New York, New York 10036, Attention: Assistant Secretary, Tel. 212-761-1715.


                      REPORTS TO UNITHOLDERS

      Except as otherwise specified in the applicable Prospectus Supplement, on each Distribution Date unaudited reports containing information concerning the related Trust will be prepared by the Trustee and sent on behalf of each Trust to registered holders of the Units. Where the Units are represented by a Global Security in registered form, unless and until Definitive Units are issued, reports will be sent only to the Depositary (as defined herein) or its nominee, as registered holder of the Units. See "Description of Units--Form" and "Description of the Trust Agreement--Reports to Unitholders; Notices." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the Commission such periodic reports as are required under the Exchange Act.

                  IMPORTANT CURRENCY INFORMATION

      Unless otherwise specified in the applicable Prospectus Supplement, purchasers will be required to pay for each Unit in the Specified Principal Currency for such Unit. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a Unit having a Specified Principal Currency other than U.S. dollars, Morgan Stanley or an affiliate or its agent, as exchange rate agent (the "Exchange Rate Agent"), in its sole discretion, may arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Unit. Each such exchange will be made by the Exchange Rate Agent on such terms and subject to such conditions, limitations and charges as it may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

      References in this Prospectus and in Prospectus Supplements to "U.S. dollars", "U.S.$", "USD", "dollar" or "$" are to the lawful currency of the United States.

                           RISK FACTORS

      No Obligation of or Interest in Depositor or Morgan
Stanley. The Units do not represent a direct obligation of or interest in the Depositor, Morgan Stanley or any affiliate of either of them.

      Limited Liquidity. There will be no market for any Series of Units prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or that it will continue for the life of such Units. Morgan Stanley is not obligated to make a market for the Units, and may or may not do so.

      Maturity and Prepayment Considerations. The timing of distributions of interest, premium (if any) and principal of Units will be affected by any early redemption, prepayment or extension of maturity with respect to the related Debt Securities. The applicable Prospectus Supplement will describe any puts, calls or other mandatory or optional redemption features, any extension of maturity provisions and certain other terms applicable to such Debt Securities. In addition, the timing of distributions on Units will be affected by any exchange of the related Debt Securities pursuant to a tender offer or otherwise. To the extent that the aggregate principal amount of the related Debt Securities is reduced through any such redemption, payment or exchange, the corresponding notional amount for any swap or amount of any option or other reference amount for any derivative obligation (collectively "Swap Amount") subject to the Swap Agreement, may be ratably reduced. See "Description of Swap Agreements - Payments Under Swap Agreements". To the extent that the amount of any distribution of interest or principal on Units is calculated according to a formula that references such Swap Amount under the terms of the related Swap Agreement, any reduction in such Swap Amount may affect such distributions.

      Yield Characteristics of Units. The yield to maturity of any Unit will be a function of the purchase price of, and the interest rate from time to time applicable to, and amount returned at maturity of, such Unit. If the interest rate from time to time applicable to such Unit is variable based on an index different from that applicable to the Debt Securities, such rate as of any determination date will generally be determined by the terms of any related Swap Agreement. In such circumstance, the holders of such Unit will effectively be exchanging the right to receive interest payments on the related Debt Securities for the right to receive payments on such Unit according to the terms of such Swap Agreement for so long as it is in effect. The yield to maturity of such Unit will therefore also be affected by any early termination of a Swap Agreement under the circumstances described under "Description of Swap Agreements" and in any related discussion in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth additional information concerning yield characteristics on the related Unit resulting from the specific terms of any related Swap Agreement as well as the specific attributes of the related Debt Securities.

      Distributions on Index-Linked Units. If specified in the applicable Prospectus Supplement, the amounts of any distribution of principal or interest on the related Unit, including the amount of any final distribution of principal upon the final scheduled Distribution Date of such Unit, may be determined by reference to an index of one or more securities, currencies, commodities or other goods and may therefore be variable (such Units, "Index-Linked Units"). Holders of such Units will likely receive different amounts of principal or interest on such Units, which may be lesser amounts, than they would otherwise have received had they held the related Debt Securities.

      An investment in Index-Linked Units may entail significant risks that are not associated with a similar investment in an instrument that has a fixed principal amount, is denominated in U.S. dollars and entitles the holder to distributions of interest at either a fixed rate or a floating rate determined by reference to nationally published interest rate references. The risks of a particular Index-Linked Unit will depend on the terms of such Index-Linked Unit, but may include, without limitation, the possibility of significant changes in the prices of securities, commodities, currencies, intangibles, goods or articles or of other objective price, economic or other measures making up the relevant index (the "Underlying Assets"). Such risks generally depend on factors over which the Depositor, any Swap Counterparty or the Trustee or any of their respective affiliates have no control and which cannot readily be foreseen, such as economic and political events and the supply of and demand for the Underlying Assets.

      In considering whether to purchase Index-Linked Units, investors should be aware that the calculation of amounts payable in respect of Index-Linked Units may involve reference to an index determined by an affiliate of the Depositor or the Swap Counterparty or to prices which are published solely by third parties or entities which are not subject to regulation under the laws of the United States.

      THIS PROSPECTUS DOES NOT, AND ANY PROSPECTUS SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS OF AN INVESTMENT IN INDEX-LINKED UNITS, AND THE DEPOSITOR, THE SWAP COUNTERPARTY, THE TRUSTEE AND THEIR RESPECTIVE AFFILIATES DISCLAIM ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. THIS RISK OF LOSS AS A RESULT OF THE LINKAGE OF PRINCIPAL OR INTEREST PAYMENTS ON INDEX-LINKED UNITS TO AN INDEX AND TO THE UNDERLYING ASSETS CAN BE SUBSTANTIAL. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN INDEX-LINKED UNITS. AN INDEX-LINKED UNIT IS NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO TRANSACTIONS IN THE UNDERLYING ASSETS OF ANY INDEX RELEVANT TO THAT INDEX-LINKED UNIT.

      Certain Considerations relating to Swap Agreements. In general, a Swap Agreement will alter the amounts and timing and, if applicable, currency, of distributions of principal and/or interest on the related Units to which a holder thereof would be entitled from what such holder would otherwise have been entitled to receive had such holder held the related Debt Securities directly. Unless otherwise provided in the related Prospectus Supplement, it is not intended that any Swap Agreement will provide coverage against losses as a result of failure to receive payments on the related Debt Securities, and no assurance can be given that the Trustee will receive either the payments due to be received on such Debt Securities or any payment due to be received under such Swap Agreement, in each case when due, or that the Trustee will recover moneys under a related Guarantee, if any, upon a payment default by the Swap Counterparty under such Swap Agreement.

      Upon an early termination of a Swap Agreement or one or more Transactions thereunder, as described more fully in "Description of Swap Agreements - Early Termination of Swap Agreements" and in any analogous discussion in the applicable Prospectus

Supplement, a payment (the "Swap Termination Payment") may be payable by the applicable Trust to the Swap Counterparty or by the Swap Counterparty to such Trust, unless the Prospectus Supplement provides that Swap Termination Payments will not be payable in connection with early termination of the related Swap Agreement or Transaction. The amount of any Swap Termination Payment will generally be based on the market value of each replacement transaction for the Swap Counterparty (or, if such market value cannot be determined or does not produce a commercially reasonable result, the losses suffered as a result of the termination of the Swap Agreement or specific Transaction(s)).

      The amount incurred by the Trust as a Swap Termination Payment and the resulting loss to Unitholders could be quite substantial in relation to the total value of the Debt Securities if interest rates, currency rates and/or swap spreads have changed significantly since the Closing Date. Any Swap Termination Payment payable by the Trust will be limited (i) in the case of an early termination other than as a result of a Debt Security Default, to a claim against the Trust Property pro rata with that of the Unitholders based on the aggregate Unit Principal Balance and (ii) in the case of an early termination as a result of a Debt Security Default, to the Trust Property. See "Description of Units -- Early Distribution of Debt Securities" and "Description of Trust Agreements -- Trust Wind-Up Events". Unitholders will not be liable to the Swap Counterparty for Swap Termination Payments to the extent, if any, that the amount of any such termination payments exceeds the assets of the Trust.

      Upon an early termination of a Transaction under the Swap Agreement, the applicable Trust will terminate (unless one or more Transactions under the Swap Agreement are not affected by the related Termination Event (as defined herein)), any applicable Swap Termination Payment will be paid by or to the Trust and Debt Securities may be sold by the Trustee through the Selling Agent, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Unitholders of their right to tender the amount of any related Swap Termination Payment as set forth below. Unless otherwise provided in the Prospectus Supplement, the Selling Agent will be Morgan Stanley or an affiliate of Morgan Stanley (including the Swap Counterparty) designated by it. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Debt Securities. The Selling Agent shall be permitted to sell Debt Securities to affiliates of the Selling Agent. In connection with any Swap Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (and any fees payable to the Trustee from Trust Property) and a written instruction to discontinue sale of the Debt Securities. It is possible that Debt Securities may be sold by the Selling Agent in the time necessary for the Unitholders to be notified of and act upon their rights under the foregoing provision. After giving effect to any sales, the remaining Debt Securities will be distributed to the Unitholders. With respect to each such Unitholder, such distribution will constitute full satisfaction of such holder's fractional undivided interest in such Trust. Unitholders could be materially adversely affected if the Trust is required to sell Debt Securities in order to pay Swap Termination Payments at a time when prices for the Debt Securities in the secondary market are depressed as a result of a default on the Debt Securities or for any other reason. See "Description of Swap Agreements -- Early Termination of Swap Agreements" and "-- Swap Termination Payments" and "Description of Trust Agreements -- Sale of Debt Securities; Secured Party Rights".

      After such distribution of the related Debt Securities, the holders thereof will only be entitled to distributions of principal and interest in accordance with the terms of such Debt Securities, and not in accordance with the terms of the terminated Transaction(s) under the Swap Agreement, which may result in such holders receiving less than they would have if the related Transaction(s) had not terminated.

      The obligations of each Trust to any related Swap
Counterparty will be secured by a security interest in the Trust
Property granted by the Trust in favor of the Swap Counterparty.

      Early Termination of Trusts. Unless otherwise specified in a Prospectus Supplement, the related Trust will terminate prior to the final scheduled distribution on the Units issued thereby upon the occurrence of a Trust Wind-Up Event, as described under "Description of Trust Agreements - Trust Wind-Up Events". Unless otherwise specified in the applicable Prospectus Supplement, a Trust Wind-Up Event will be deemed to have occurred where (i) certain standard events of default or termination events have occurred under any related Swap Agreement, including a Debt Security Default (as defined herein) resulting in termination of all affected Transactions under the Swap Agreement; (ii) the Trustee incurs certain losses, liabilities or expenses in excess of a specified "Trigger Amount" set forth in the Prospectus Supplement (the "Trigger Amount"), which are to be indemnified by the Depositor in an aggregate amount up to a Maximum Reimbursable Amount set forth in the Prospectus Supplement (the "Maximum Reimbursable Amount"), unless the Unitholders unanimously undertake (or any Swap Counterparty undertakes) to indemnify the Trustee as described under "Description of Trust Agreements - Trust Wind-Up Events"; (iii) in certain circumstances if the Trust holds Disqualified Securities as defined below (see "--Termination Risk With Respect To Reporting Requirements" below); and certain other events.

      Upon an early termination of a Trust, any related Swap
Agreement, including each Transaction thereunder, will terminate and any applicable Swap Termination Payment will be incurred or received by the Trust.

      Non-recourse Obligations. The Units will be obligations of the applicable Trust and distributions of interest, premium (if any) and principal thereon will only be made out of the applicable Trust Property. Such Units will not represent obligations of or interests in the Depositor, Morgan Stanley, Morgan Stanley Dean Witter & Co. ("MSDW"), any Swap Counterparty, the Trustee or any of their affiliates, except to the limited extent described herein and in the applicable Prospectus Supplement. None of the Depositor, Morgan Stanley, MSDW, any Swap Counterparty, the Trustee or any of their affiliates or any other person or entity, will be obligated to make payments on such Units in the event that the applicable Trust Property is insufficient to provide for such distributions and purchasers of such Units will have no recourse against any of them or their respective assets in respect of payments not made on such Units.

      Priority of Payment. No final distribution will be made to Unitholders of a Trust until (i) all amounts due to the Swap Counterparty under any related Swap Agreement, including any Swap Termination Payment (as limited to a claim pro rata with that of the Unitholders for the aggregate Unit Principal Balance other than in connection with a Debt Security Default), and (ii) all amounts due to the Trustee with respect to Extraordinary Trust Expenses (as hereinafter defined) have been paid. Debt Securities may be sold by the Trustee to fund such payments. It is possible that all or a substantial part of such Trust Property may be required to be paid to the Swap Counterparty and/or the Trustee prior to the final distribution to Unitholders.

      Potential Conflicts of Interest. The Swap Counterparty (or an affiliate thereof) may act as calculation agent (the "Swap Calculation Agent") under any Swap Agreement, and potential conflicts of interest may exist between the Swap Calculation Agent and the Trustee on behalf of the Unitholders, with respect to the Swap Calculation Agent's determination of currency exchange rates applicable to the Swap Agreement, certain calculations with respect to interest on the Units or other calculations or determinations with respect to the Swap Agreement. See "Description of Swap Agreements - Interest on Units" and "Description of Units - Interest of Units." The Swap Calculation Agent is obligated to carry out its duties and functions as Swap Calculation Agent in good faith.

      The Swap Counterparty, Morgan Stanley or another affiliate of Morgan Stanley may act as Selling Agent and will have the right to sell Debt Securities upon such terms as it may determine it its sole discretion (unless and until instructed to the contrary by the Unitholders as provided under "Description of Trust Agreement -- Sale of Debt Securities; Secured Party Rights") where such sale is required to enable the Trust to make payment of a Swap Termination Payment under any Swap Agreement. The Selling Agent will be permitted to sell Debt Securities to affiliates of the Selling Agent. Moreover, where a Swap Termination Payment is owed to the Swap Counterparty, the interests of the Swap Counterparty and the Unitholders with respect to the liquidation of the Debt Securities may conflict. The Selling Agent is an agent of the Trustee only and will have no fiduciary or other duties to the Unitholders, nor will the Selling Agent have any liability to the Trust in the absence of the Selling Agent's bad faith or wilful default.

      Currency Risks. To the extent specified in the applicable Prospectus Supplement, the Units may be denominated in a currency other than U.S. dollars. An investment in a Unit having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. In particular, depreciation of the Specified Currency for such a Unit against the U.S. dollar would result in a decrease in the effective yield of such Unit below its Pass Through Rate and, in certain circumstances, could result in a loss to the investor of principal or interest or both on a U.S. dollar basis. Prospective purchasers of such Units should consult their own financial and legal advisors as to the risks entailed by an investment in such Units denominated in a currency other than U.S. dollars. Such Units are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions. See "Currency Risks".

      Passive Nature of the Trust. The Trustee with respect to any Series of Units will hold the Trust Property for the benefit of the Unitholders. Each Trust will generally hold the related Trust Property to maturity and not dispose of it, regardless of adverse events, financial or otherwise, which may affect any Debt Security Issuer or the value of the Trust Property. Under certain circumstances the holders of the Units may direct the Trustee to dispose of the Debt Securities or take certain other actions in respect of the Trust Property.

      Investing in the High Yield Debt Securities Market. If specified in the applicable Prospectus Supplement, the Trust may acquire high yield corporate debt obligations of U.S. or other issuers rated below investment grade. High yield debt obligations are generally unsecured, may be subordinated to other obligations of the issuer and generally have greater credit and liquidity risk than is typically associated with investment grade corporate obligations. High yield obligations are often issued in connection with leveraged acquisitions or recapitalizations in which the issuers incur a substantially higher amount of indebtedness than the level at which they had previously operated.

      High yield debt obligations have historically experienced greater default rates than has been the case for investment grade securities. Although studies have been made of historical default rates in the high yield market, such studies do not necessarily provide a basis for drawing definitive conclusions with respect to default rates and, in any event, do not necessarily provide a basis for predicting future default rates.

      Investing in Emerging Markets. If specified in the applicable Prospectus Supplement, the Trust may acquire emerging market Debt Securities. Investing in the debt of emerging markets involves special risks not associated with investing in more established capital markets such as the United States and Western Europe, including risks attributable to fluctuations in foreign exchange rates, political, economic and diplomatic instability, hyperinflation, expropriation, different legal systems, exchange controls, confiscatory taxation, nationalization of private businesses, or other governmental restrictions. Individual economies may differ substantially with respect to growth of gross national product, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. In addition, certain foreign investments may be subject to foreign withholding taxes or other taxes or changes in the rates or methods of taxation applicable to the Trust or to the Debt Security Issuer.

      Smaller capital markets with substantially less volume than capital markets of non-emerging markets are common in emerging markets and the securities traded therein are generally less liquid and securities prices are generally more volatile than securities of comparable companies in non-emerging markets. A limited number of issuers often represent a disproportionately large percentage of market capitalization and trading value in emerging markets. Should there be a Swap Default (as defined below) and a Trust Wind-Up Event resulting in the Unitholders receiving a distribution of their pro rata share of the Debt Securities, the limited liquidity of the securities markets of emerging markets may also affect the Unitholders' ability to dispose of such Debt Securities at the price and time they wish to do so. In addition, emerging markets securities markets are susceptible to influence by large investors trading significant blocks of securities or by large dispositions of securities resulting from failure to meet margin calls when due.

      Disclosure and regulatory standards in emerging markets are in many respects less stringent than those in other international securities markets, with a low level of monitoring and regulation of the market and market participants, and limited and uneven enforcement of existing regulations. There may be less publicly available information about an issuer in an emerging market country than would be available in a non-emerging market, and the issuer may not be subject to accounting, auditing and financial reporting standards comparable to those of companies in non-emerging markets. As a result, traditional investment measurements, such as price/earnings ratios, may not be useful in emerging markets.

      Termination Risk With Respect to Reporting Requirements. If an issuer of a Concentrated Debt Security ceases to file periodic reports under the Exchange Act, the Depositor, on behalf of the Trust, will not be able to meet applicable reporting requirements of the Exchange Act. Accordingly, unless otherwise provided in the Prospectus Supplement, if the issuer of any Concentrated Debt Security ceases to be a reporting company under the Exchange Act (such Debt Security a "Disqualified Security"), (i) a Termination Event shall occur with respect to any Transaction related to such Disqualified Security under any related Swap Agreement and the Trust shall be required to sell Debt Securities to the extent necessary to pay any related Swap Termination Payment; (ii) the remaining Disqualified Securities shall be distributed pro rata to the Unitholders; and (iii) a Trust Wind Up Event shall occur if (A) the Trust holds only Disqualified Securities and no other Trust Property or (B) if so provided in the Prospectus Supplement.

      The Prospectus Supplement for the Units may set forth additional information regarding special considerations applicable to such Units.

                           THE DEPOSITOR

      The Depositor was incorporated in the State of Delaware on September 21, 1998, as an indirect, wholly-owned, limited-purpose subsidiary of MSDW. The address of the Depositor is at 1585 Broadway, New York, New York 10036, Attention: Secretary. Its telephone number is (212) 761-1715. The Certificate of Incorporation of the Depositor provides generally that the business to be conducted by the Depositor is limited to acquiring, holding and disposing of Debt Securities, arranging for Credit Support, acting as Depositor of Trusts in connection with Series of Units, registering the Units with the Commission and complying on behalf of each Trust with the related reporting and filing requirements under the Exchange Act, holding and transferring interests in the Units and Retained Interests in the Trust Property, and engaging in other related activities and transactions. The Depositor is required at all times to have at least one director which is not affiliated with MSDW.


                          USE OF PROCEEDS

      Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received from the sale of each Series or Class of Units (whether or not offered hereby) will be used by the Depositor to purchase the related Trust Property, including, if specified in the related Prospectus Supplement, arranging Credit Support, (including by making required deposits into any Reserve Account (as defined below) or another account of the Trustee for the benefit of the Unitholders of such Series or Class). Any remaining net proceeds will be used by the Depositor for general corporate purposes.

                        FORMATION OF TRUSTS

      The Units of any Series will be issued by a Trust. Each Trust will be established under the laws of New York pursuant to a Trust Agreement to be entered into between the Depositor and the Trustee, as more fully described in such Prospectus Supplement. Concurrently with the execution and delivery of such Trust Agreement, (i) the Depositor will transfer the related Debt Securities and other Trust Property to the Trustee, in its capacity as Trustee, for the benefit of the Unitholders and deposit such Debt Securities in the related Trust, (ii) the Trustee will enter into any Swap Agreement with the applicable Swap Counterparty and accept the related Guarantee, if any.

      The Trustee, on behalf of such Trust, will accept such Debt
Securities and other Trust Property and deliver Units to or upon the order of the Depositor. The Depositor's transfer of such Debt
Securities to the Trustee will be without recourse.

      The Trust Property with respect to a Trust will consist of:
(i) the related Debt Securities and all payments on or collections in respect of such Debt Securities due after a specified cut-off date (the "Cut-off Date") set forth in the applicable Prospectus Supplement; (ii) all the Trustee's right, title and interest under any Swap Agreement and any related Guarantee; (iii) all the Trustee's right, title and interest in any related Credit Support; (iv) all funds from time to time deposited in certain segregated accounts held by the Trustee in trust and for the benefit of the holders of the Units representing interests in such Trust; and (v) any other asset described in the applicable Prospectus Supplement as constituting a portion of such Trust Property, in each case as more fully described in this Prospectus or in such Prospectus Supplement, and in each case exclusive of any interest retained by the Depositor or a third party ("Retained Interest") in any of the Debt Securities, the Swap Agreement or other assets constituting Trust Property. The Units to be issued by a Trust will represent fractional undivided interests in the related Trust Property and claims of the holders of such Units on such Trust Property will be subject to (i) if applicable, the security interest of the Swap Counterparty with respect to amounts due to it under the Swap Agreement, including, without limitation, any Swap Termination Payments (as limited in the case of a termination other than for a Debt Security Default to a claim pro rata with that of the Unitholders), and (ii) the prior claims of the Trustee with respect to any Extraordinary Trust Expense. See "Risk Factors-Priority of Payment."

      The Trustee will administer the Trust Property pursuant to the related Trust Agreement and will perform such tasks with respect to the related Units as are specified in such Trust Agreement. As compensation and in payment of all its regular and ordinary expenses, the Trustee will receive customary fees (the "Trustee Fees"), which will, unless otherwise provided in the applicable Prospectus Supplement, be paid by the Depositor or another entity (other than any Trust). The Trustee will not have any claim to or lien upon the related Trust or any of its property in order to secure payment of the Trustee Fees. See "Description of Trust Agreements - Trustee Compensation".

                 MATURITY AND YIELD CONSIDERATIONS

      Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Debt Securities and the terms, if any, upon which such Debt Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Debt Securities with respect to the foregoing will, unless otherwise specified in the applicable Prospectus Supplement, affect the weighted average life of the related Series of Units.

      The effective yield to holders of the Units of any Series (and Class within such Series) may be affected by certain aspects of the Trust Property or the manner and priorities of allocations of collections with respect to such Trust Property between the Classes of a given Series. With respect to any Series of Units where the related Trust holds Debt Securities that consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such Series (or Class within such Series) may be affected by any optional or mandatory redemption or repayment or extension of the related Debt Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether a corporate issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Debt Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Debt Security redeemable at the option of the related Debt Security Issuer will be repaid prior to its stated maturity.

      Unless otherwise specified in the related Prospectus Supplement, each of the Debt Securities will be subject to acceleration upon the occurrence of certain Covenant Defaults (as defined below). The maturity and yield on the Units will be affected by any early repayment of the Debt Securities as a result of the acceleration of the Outstanding Debt Securities (as hereinafter defined) by the holders thereof. See "Description of Trust Property -- Debt Security Agreement." If a Debt Security Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect a Debt Security Issuer's ability to satisfy its obligations under the Debt Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors.

      The extent to which the yield to maturity of such Units may vary from the anticipated yield due to the rate and timing of payments on the Trust Property will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Trust Property.

      The yield to maturity of any Series (or Class) of Units will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Units, to the extent that the Pass Through Rate (as defined below) for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Units representing an interest in two or more Debt Securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Debt Securities having interest rates higher or lower than the then applicable Pass Through Rates applicable to such Units may affect the yield thereon.

      The Prospectus Supplement for each Series of Units will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Trust Property, including the applicable Debt Securities.


                   DESCRIPTION OF TRUST PROPERTY

      Unless otherwise set forth in the Prospectus Supplement, the Debt Securities will have been purchased by the Depositor (or an affiliate thereof) in the secondary market. Each Debt Security which represents on the date of formation of the Trust 10% or more by principal amount of the Debt Securities held by such Trust (a "Concentrated Debt Security") will represent (i) obligations of or guaranteed by the United States government, obligations of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation, or (ii) obligations of one or more corporations, limited partnerships, trusts, limited liability companies or other organizations, banking organizations, insurance companies or foreign sovereigns or political subdivisions or instrumentalities thereof (each a "Foreign Sovereign"), in each case which are subject to the informational requirements of the Exchange Act, and which, in accordance therewith, file reports and other information with the Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act) (and in the case of a Foreign Sovereign, are current in their filings in accordance with such requirements). If so specified in the related Prospectus Supplement, the Trust for a Series of Units may also include, or the Unitholders of such Units may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Trust Property (collectively, "Credit Support").

      All information set forth in a Prospectus Supplement with respect to a Concentrated Debt Security or any other Debt Security will be derived solely from the description of such Debt Security contained in a publicly available prospectus or offering document relating to such Debt Security, if any ("Debt Security Prospectus"), or other publicly available information. Unless otherwise specified in the Prospectus Supplement, the Debt Security Prospectus with respect to any Concentrated Debt Security will have been filed with the Commission in connection with the issuance of the related Debt Security or otherwise in public filings by the related Debt Security Issuer. Prospective purchasers of Units are urged to read this Prospectus and the applicable Prospectus Supplement in conjunction with (i) each related Debt Security Prospectus and (ii) each registration statement of which any Debt Security Prospectus is a part (a "Debt Security Registration Statement"). No representation is made by the Trust, the Trustee or the Depositor or any of their respective affiliates as to the accuracy or completeness of the information contained in any Debt Security Prospectus or Debt Security Registration Statement.

      Unless otherwise indicated in a Prospectus Supplement, such Prospectus Supplement will not provide information with respect to any Debt Security Issuer (other than, in the case of the issuer of a Concentrated Debt Security, the identity thereof), and no investigation of the financial condition or creditworthiness of any Debt Security Issuer or any of its subsidiaries or other affiliates, or of the ratings, if any, on the related Debt Securities, will have been made by the Depositor, Morgan Stanley or the Trustee in connection with the issuance of the related Units. Prospective purchasers of Units should consider carefully each Debt Security Issuer's financial condition and its ability to make payments in respect of the related Debt Securities. All information contained in a Prospectus Supplement regarding a Debt Security Issuer will be derived from the related Debt Security Prospectus, reports filed by the Debt Security Issuer pursuant to the Exchange Act, or other publicly available information. Unless otherwise provided in the Prospectus Supplement, none of the Depositor, Morgan Stanley or the Trustee nor any of their respective affiliates has participated in the preparation of any Debt Security Prospectus or Debt Security Registration Statement or other public information relating to the Debt Securities, and takes no responsibility for the accuracy or completeness of the information provided therein.

      Reference is made to the applicable Prospectus Supplement with respect to each Series of Units for a description of the following terms, as applicable, of any Concentrated Debt
Security: (i) the title and series of such Concentrated Debt Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the related Debt Security Issuer;
(iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable;
(vi) the rate or rates or the method of determination thereof, at which such Concentrated Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (vii) the obligation, if any, of the Debt Security Issuer to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Debt Security Issuer; (ix) whether the Debt Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Debt Securities will be made, and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Debt Securities; (xii) the rating thereof, if any; (xiii) the Retained Interest, if any, with respect thereto; and (xiv) any other material terms of such Debt Securities.

      With respect to any portion of the Trust Property comprised of Debt Securities other than Concentrated Debt Securities, the related Prospectus Supplement will describe the composition of such portion as of the Cut-off Date, certain material events of default or restrictive covenants common to the Debt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of such portion with respect to the terms set forth in (ii), (iii), (v), (vi), (vii), (viii),
(ix) and (x) of the preceding paragraph and any other material terms regarding such portion of the Trust Property.

      In addition to the foregoing, with respect to each Concentrated Debt Security the applicable Prospectus Supplement will disclose the identity of the applicable obligor and any trustee under the applicable Debt Security Agreement, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Concentrated Debt Security or Concentrated Debt Securities and will disclose where and how prospective purchasers of the Units may obtain such publicly available information with respect to each such obligor. Such publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by such issuer with, and which are available from, the Commission.

Debt Security Agreement

      General. Unless otherwise specified in the related Prospectus Supplement, each Debt Security will have been issued pursuant to an indenture or other agreement (each, a "Debt Security Agreement") between the Debt Security Issuer and, in certain cases a trustee, or in other cases the initial purchasers of such Debt Security. Except as specifically described in any Prospectus Supplement, all information set forth therein with respect to the provisions of any Debt Security Agreement pertaining to a Concentrated Debt Security will be based solely on the version of the Debt Security Agreement filed with the Commission in connection with the registration of such Concentrated Debt Security.

      Certain Covenants. A Debt Security Agreement will generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiaries' ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. A Debt Security Agreement may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, a Debt Security Agreement typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee (if any), the consent of the holders of not less than a specified percentage of the outstanding securities or both.

      The Debt Security Agreement related to one or more Debt Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Debt Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the Trust as a holder of the Debt Securities against losses. The Prospectus Supplement used to offer any Series of Units will describe material covenants in relation to any Concentrated Debt Security (as defined below) and, as applicable, will describe material covenants which are common to other Debt Securities included in the Trust Property.

      Events of Default. A Debt Security Agreement may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the Debt Security Agreement which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer;
(iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities; and (iv) certain events of insolvency or bankruptcy with respect to the Debt Security Issuer.

      Remedies. A Debt Security Agreement will generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. In certain cases, the indenture trustee or a specified percentage of the holders of the outstanding securities will have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

      Each Debt Security Agreement may or may not be in the form of an indenture and may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The Prospectus Supplement with respect to any Series of Units will describe the material terms of the events of default under the Debt Security Agreement with respect to any Concentrated Debt Security (each a "Covenant Default") and applicable remedies with respect thereto. With respect to any portion of the Trust Property comprised of Debt Securities other than Concentrated Debt Securities, the applicable Prospectus Supplement will describe certain common Covenant Defaults with respect to such portion. There can be no assurance that any such provision will protect the Trust, as a holder of the Debt Securities, against losses. If a Covenant Default occurs and the Trust as a holder of the Debt Securities is entitled to vote or take such other action to declare the principal amount of a Debt Security and any accrued and unpaid interest thereon to be due and payable, the Unitholders' objectives may differ from those of holders of other securities of the same series and class as any Debt Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Debt Securities.

      Subordination. As set forth in the applicable Prospectus Supplement, certain of the Debt Securities with respect to any Trust may be either senior ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities") in right to payment to other existing or future indebtedness of the Debt Security Issuer. With respect to Subordinated Debt Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Debt Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Debt Security Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust as a holder of Senior Debt Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Units for a description of any subordination provisions with respect to any Concentrated Debt Securities and the percentage of Senior Debt Securities and Subordinated Debt Securities, if any, in the portion of a Trust comprised of other than Concentrated Debt Securities.

      Secured Obligations. Certain of the Debt Securities with respect to any Trust may represent secured obligations of the Debt Security Issuer ("Secured Debt Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

      The Debt Security Agreement with respect to any Secured Debt Security may include, some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Units which includes Concentrated Debt Securities which are Secured Debt Securities, will describe the security provisions of such Debt Securities and the related collateral. With respect to any portion of the Trust Property comprised of Secured Debt Securities other than Concentrated Debt Securities, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.

Other Trust Property

      The Trust Property for a given Series of Units and the related Trust will not constitute Trust Property for any other Series of Units and the related Trust and the Units of each Class of a given Series possess an equal and ratable undivided ownership interest in such Trust Property. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Trust Property relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Trust Property.

Credit Support

      As specified in the applicable Prospectus Supplement for a given Series of Units, the Trust for any Series of Units may include, or the Unitholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Units contains, or the Unitholders of such Units have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes unless such obligor is subject to the informational requirements of the Exchange Act.

      Subordination. As discussed below under "--Collections," the rights of the Unitholders of any given Class within a Series of Units to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Unitholders of such Series (or Classes within such Series) may be subordinated to the rights of the Unitholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement. Such subordination accordingly provides some additional credit support to those Unitholders of those other Classes. If losses are realized during a given period on the Trust Property relating to a Series of Units such that the collections received thereon are insufficient to make all distributions on the Units of such Series, those realized losses would be allocated to the Unitholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Unitholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related Prospectus Supplement.

      If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Units may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Unitholders of such Class or as otherwise specified in the related Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit

Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Units of such Series.

      Letter of Credit; Guaranty. The Unitholders of any Series (or Class or group of Classes of Units within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a financial guaranty or surety bond (a "Guaranty") issued by a financial guarantor or surety company (a "Guarantor"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Guaranty, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws or claims under the Letter of Credit or the Guaranty, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

      Unless otherwise specified in the applicable Prospectus Supplement, in the event that the Letter of Credit Bank or the Guarantor, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Guaranty, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Guarantor, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Guaranty or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Guaranty (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Guaranty.

      Reserve Accounts. If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Trust Property for a given Series of Units, in the manner and priority specified in the applicable Prospectus Supplement.

      The Trust Property will be identified in a schedule appearing as an exhibit to the Trust Agreement.

                  DESCRIPTION OF SWAP AGREEMENTS

      Concurrently with the formation of a Trust, the Trust may enter into a related Swap Agreement. The following summaries describe certain general provisions of the form of Swap Agreement to be entered into in connection with issuances of Units. The following summaries of provisions of the Swap Agreements do not purport to be complete and are subject to the detailed provisions of the form of Swap Agreement, filed as an exhibit to the Registration Statement and in the manner set forth in the applicable Prospectus Supplement. In addition, the specific terms of each Transaction under the Swap Agreement, particularly the method of calculation of payments by the Swap Counterparty thereunder and the timing of such payments, will be set forth in the applicable Prospectus Supplement.

General

      As particularly described in the applicable Prospectus Supplement, for any Trust, the Transaction or Transactions under a related Swap Agreement may be one or more of the following: (i) a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, index swap, index option, bond option, total rate of return swap, credit default swap, credit spread put, credit spread call, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions);
(ii) any combination of these transactions; or (iii) any other transaction identified in such Swap Agreement or the relevant confirmation and described in such Prospectus Supplement.

      Unless otherwise indicated in the applicable Prospectus Supplement, a Swap Agreement will be in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "1992 Master Agreement") published by the International Swaps and Derivatives Association, Inc. ("ISDA") and will incorporate the 1991 ISDA Definitions (as published by ISDA, the "ISDA Definitions"), as modified and supplemented by a schedule thereto (the "Schedule") except as modified to reflect the terms of the related Units and Trust Agreement and any specific terms of the Transaction or Transactions under such Swap Agreement. Except as expressly set forth in the Schedule or in any Prospectus Supplement, a Swap Agreement will be governed in all relevant respects by the provisions set forth in the 1992 Master Agreement and the ISDA Definitions, without regard to any amendments or modifications to the 1992 Master Agreement or the ISDA Definitions published by ISDA subsequent to the date of such Swap Agreement.

Payments under Swap Agreements

      In general, under a Swap Agreement, the related Trust and the Swap Counterparty will each agree to exchange certain payments on each payment date (each, a "Swap Payment Date") under such Swap Agreement. The amounts to be exchanged by the parties on a Swap Payment Date may both be floating amounts, calculated with reference to one or more interest rate bases (which may be one or more of the interest rate Base Rates described under "Description of Units - Interest on Units") or other types of bases, in each case as set forth in the applicable Prospectus Supplement, or one such amount may be floating and the other fixed. In addition, such amounts will also be calculated with reference to the notional principal amount of the Transaction or Transactions under such Swap Agreement, which, unless otherwise specified in the applicable Prospectus Supplement, as of any date of determination will be equal to the then aggregate principal amount of the related Debt Securities (as such amount may have been reduced through any redemption, prepayment or exchange). The obligations of the Trust to the Swap Counterparty will be secured by a security interest in the Trust Property granted by the Trust in favor of the Swap Counterparty.

      A Swap Agreement may provide for either periodic exchanges of payment amounts or, in the case of Index-Linked Units, a single exchange or series of exchanges upon one or more interest payment dates or the maturity or prospective maturities of the related Debt Securities, or both.

      If specified in the applicable Prospectus Supplement, a Swap Agreement may also document a call option granted by the Trust, or a put option in favor of the Trust with respect to all or a portion of the Debt Securities or other Trust Property. A call option written by the Trust will effectively reserve to the Swap Counterparty the right to realize all or a portion of the gain from an increase in the market value of the specified Trust Property at or prior to the maturity of the Units or to effect a conversion of the Debt Securities into the right to receive another security, rights which the Trust ordinarily will not be entitled to exercise. Conversely, a put option in favor of the Trust will generally be intended to protect the Trust in whole or in part from a decline in the market value of the related Debt Securities in circumstances where the Debt Securities may be outstanding on the Scheduled Final Distribution Date with respect to the Units. A put option written in favor of the Trust will, unless otherwise specified in the Prospectus Supplement, be automatically exercised by the Trustee upon the occurrence of specified events.

      Unless otherwise specified in the applicable Prospectus Supplement, on any given Swap Payment Date (including a Swap Payment Date occurring upon the maturity of the related Debt Securities or a portion thereof), each exchange of payments in the same currency will be settled on a "net payments" basis, which means that only a single net payment will be due from one of the parties under the Swap Agreement to the other. On each Distribution Date with respect to Units in connection with which the Trust has entered into a Swap Agreement, the Trustee will have available for distribution to Unitholders funds equal to (i) the amount of any payments received on the Swap Agreement and other related Trust Property less (ii) all payments made by such Trustee to the Swap Counterparty, in each case since the immediately preceding Distribution Date. The effect of such Swap Agreement, therefore, will be that holders of such Units will be entitled to distributions of interest (and, in the case of Index-Linked Units, of principal) thereon in accordance with the terms of the Swap Agreement rather than the terms of the related Debt Securities. Unless otherwise specifically provided in the Prospectus

Supplement, the Swap Agreement will not provide coverage against losses as a result of failure to receive payments on the related Debt Securities, and no assurance can be given that the Trustee will receive either any payment due to be received on such Debt Securities or any net payment, if any, due to be received under such Swap Agreement, in each case when due, or that the Trustee will recover moneys under a related Guarantee, if any, upon a payment default by the Swap Counterparty under such Swap Agreement.

Modification and Amendment of Swap Agreements

      Unless otherwise specified in the applicable Prospectus Supplement, the related Trust Agreement will contain provisions permitting the Trustee to enter into any amendment of a related Swap Agreement requested by the Swap Counterparty to cure any ambiguity in, or to correct or supplement any provision of, such Swap Agreement, so long as (i) the Trustee determines that such amendment will not materially and adversely affect the interests of the holders of the Units and (ii) the Trustee has received an opinion of counsel to the effect that such amendment will not alter the classification of the related Trust for United States Federal income tax purposes.

Defaults Under Swap Agreements

      Unless otherwise noted in the applicable Prospectus Supplement, "Events of Default" under the related Swap Agreement (each, a "Swap Default") are limited to: (i) the failure of the applicable Trust to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the failure of the applicable Swap Counterparty or the Guarantor, if any, to pay any amount when due under such Swap Agreement after giving effect to the applicable grace period, if any; and (iii) certain other standard events of default under the 1992 Master Agreement including "Credit Support Default", "Bankruptcy" and "Merger without Assumption", as described in Sections 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the 1992 Master Agreement. Several of the standard events of default of the 1992 Master Agreement are not Events of Default under the Swap Agreement. The standard events of default excluded are "Breach of Agreement", "Misrepresentation", "Default Under Specified Transaction" and "Cross Default" as described in Sections 5(a)(ii), 5(a)(iv), 5(a)(v) and 5(a)(vi), respectively, of the 1992 Master Agreement.

Termination Events

      Unless otherwise specified in the applicable Prospectus Supplement, "Termination Events" under the related Swap Agreement consist of the following: (i) the occurrence of a Debt Security Default with respect to a related Debt Security or Reporting Event (each as defined below) with respect to a related Concentrated Debt Security (which Termination Event shall apply only to the specific Transaction under the Swap Agreement relating to such Debt Security or Concentrated Debt Security, as applicable); (ii) the occurrence of an Excess Expense Event (as defined under "Description of Trust Agreements - Trust Wind-Up Events"); (iii) other Trust Wind-Up Events; (iv) the occurrence of an "Illegality" or "Tax Event" as described in Sections 5(b)(i) and 5(b)(ii) of the 1992 Master Agreement. With respect to each of (i), (ii) and (iii), both the Trust and the Swap Counterparty will be deemed to be "Affected Parties" entitled to terminate the Swap Agreement or the particular affected Transaction; however, for purposes of the calculation of any Swap Termination Payment, the Trust will be deemed the sole Affected Party. The "Tax Event Upon Merger" and "Credit Event Upon Merger" Termination Event contained in Section 5(b)(iii) and 5(b)(iv) of the 1992 Master Agreement will not apply.

Early Termination of Swap Agreements

      Unless otherwise specified in the applicable Prospectus Supplement, upon the occurrence of a Termination Event of the types referred to in clauses (i), (ii) and (iii) above under "- Termination Events" or upon the occurrence of any Swap Default arising from any action taken, or failure to act, by the Swap Counterparty, the Trustee will by notice to the Swap Counterparty terminate the Swap Agreement or the particular affected Transaction thereunder (the date of such termination being an "Early Termination Date"). With respect to other Termination Events, the date on which the Swap Agreement will terminate (also, an "Early Termination Date") must be designated by one of the parties, as specified in each case in the Swap Agreement, and will occur only upon notice and, in certain cases, after any Affected Party (other than a Trust) has (or Affected Parties have, if applicable) used reasonable efforts to transfer their rights and obligations under such Swap Agreement to a related entity within a limited time period after notice has been given of the Termination Event, all as set forth in such Swap Agreement. In the event that the Trustee becomes aware that a Termination Event occurs with respect to which the Swap Counterparty is the sole Affected Party, the Trustee will under the terms of the Trust Agreement, designate a Termination Event; provided, however, that if the Trust would thereby owe the Swap Counterparty a Swap Termination Payment, it will not designate a Termination Event. If a Termination Event occurs and, when applicable, an Early Termination Date is designated, such Swap Agreement (or the particular affected Transaction) will terminate and Swap Termination Payments may be payable by the applicable Trust to the applicable Swap Counterparty or by the applicable Swap Counterparty to such Trust. The Selling Agent will be authorized, in the absence of a unanimous decision by the Unitholders to pay the Swap Termination Payment to sell Debt Securities in order to fund such payments. See "Description of Trust Agreements -- Trust Wind Up Events".

      In addition to the termination events described above, unless otherwise provided in the Prospectus Supplement, to the extent that the aggregate principal amount of the Debt Securities held by the Trust is reduced through redemption, prepayment or exchange, the corresponding Swap Amount subject to the Swap Agreement will be ratably reduced automatically without the Trust or the Swap Counterparty incurring liability for a termination payment.

      In general, not all events of default under the applicable Debt Security Agreement will trigger a Debt Security Default for purposes of the Swap Agreement. Rather, unless otherwise specified in the applicable Prospectus Supplement, a "Debt Security Default" shall mean one of the following events: (i) the acceleration of the outstanding Debt Securities under the terms of the Debt Securities and/or the applicable Debt Security Agreement; (ii) the failure of the applicable Debt Security Issuer to pay an installment of principal of, or any amount of interest due on, the related Debt Securities after the due date thereof specified in such Prospectus Supplement and after the expiration of any applicable grace period, or (iii) the occurrence of certain events of default under such Debt Securities and/or Debt Security Agreement relating to the insolvency or bankruptcy of the applicable Debt Security Issuer. Notwithstanding the existence of a grace period with respect to a Debt Security, the failure of a Debt Security Issuer to make timely payment of an amount required in order for the Trust to make a related payment under the Swap Agreement may result in a default by the Trust under the Swap Agreement prior to the occurrence of a Debt Security Default.

      A "Reporting Event" will occur where a Concentrated Debt
Security relating to a Transaction under the Swap Agreement has become a Disqualified Security. See "Description of Trust
Agreements -- Trust Wind Up Events".

Swap Termination Payments

      If the Swap Agreement is terminated prior to maturity thereof, the market value of each Transaction under the Swap Agreement will be established by one or both parties as specified in the Swap Agreement either (a) on the basis of the market quotations of the cost of entering into a replacement transaction or (b) if such market quotations are unavailable or do not produce a commercially reasonable result, based on losses suffered by either party as a result of the termination of the affected Transaction(s), in each case in accordance with the procedures set forth in detail in the Swap Agreement. The market value may be positive for the Trust or the termination may result in a loss to the Trust, in which case a Swap Termination Payment will be due from the Swap Counterparty to the Trust, or it may be positive for or result in a loss to the Swap Counterparty, in which case a Swap Termination Payment will be due to the Swap Counterparty.

      The resulting loss to Unitholders could, if interest rates, currency rates and/or swap spreads have changed significantly since the Closing Date, be quite substantial in relation to the total value of the Debt Securities. The Trust may be required to sell Debt Securities through the Selling Agent in order to pay any Swap Termination Payments owed to the Swap Counterparty. In connection with any Swap Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Swap Termination Payment (and any fees payable to the Trustee from Trust Property) and a written instruction to discontinue sale of the Debt Securities. It is possible that Debt Securities may be sold by the Selling Agent in the time necessary for the Unitholders to be notified of and act upon their rights under the foregoing provision, in which case the Trustee will not be obligated to sell the Debt Securities. The Swap Termination Payments payable by the Trust will be limited to the assets of the Trust, and Unitholders will not be liable to the Swap Counterparty for Swap Termination Payments to the extent, if any, that the amount of such termination payments exceeds the assets of the Trust. If the Swap Agreement is terminated, any further distributions in respect of the Debt Securities would be made pursuant to the Debt Securities without the benefit of the Swap Agreement.

      Unitholders could also be materially adversely affected if the Trust is required to sell Debt Securities in order to pay Swap Termination Payments at a time when prices for the Debt Securities in the secondary market are depressed as a result of a default on the Debt Securities or for any other reason. See "Risk Factors."

      If a Swap Agreement is terminated for reasons other than a Debt Security Default, any Swap Termination Payment payable to the Swap Counterparty will be limited to a claim against the Trust Property pro rata with that of the Unitholders.

Guarantees of MSDW; Other Guarantees or Support

      In general, unless otherwise specified in the applicable Prospectus Supplement, the payment obligations of the Swap Counterparty under the related Swap Agreement will be general, unsecured obligations of such Swap Counterparty. With respect to any Swap Agreement in which the Swap Counterparty is MSCS or if set forth in the Prospectus Supplement, pursuant to the related Guarantee to be delivered with respect to any such Swap Agreement, MSDW will unconditionally and irrevocably guarantee the due and punctual payment of all amounts payable by the Swap Counterparty under such Swap Agreement. Pursuant to such Guarantee, MSDW will agree to pay or cause to be paid all such amounts upon the failure of the Swap Counterparty punctually to pay any such amount and written demand by the Trustee to MSDW to pay such amount. With respect to any Swap Agreement in which the obligations of the Swap Counterparty are not guaranteed by MSDW, the applicable Prospectus Supplement will describe the material provisions of any Guarantee or other type of support, if any, of the obligations of such Swap Counterparty.

                               MSDW

      MSDW is a global financial services corporation organized under the laws of the State of Delaware. MSDW's principal executive offices are at 1585 Broadway, New York, New York 10036,
United States of America and its telephone number is (212)
761-4000. The long term debt of MSDW is currently rated "A1" by Moody's and "A+" by S&P.

      At prescribed rates, Unitholders may obtain copies of all reports, proxy statements and other publicly available information filed by MSDW with the Commission from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, United States of America. Unitholders may inspect and copy such materials at the Commission's Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, the Commission maintains a website that contains reports, proxy and other information regarding registrants that file electronically, such as MSDW. The address of the Commission's website is http://www.sec.gov.

                       DESCRIPTION OF UNITS

      The Units of any Series to be offered pursuant to this Prospectus and the applicable Prospectus Supplement will be issued pursuant to a Trust Agreement to be entered into between the Depositor and the Trustee, which agreement will be in the form filed as an exhibit to the Registration Statement. The terms of a specific Series of Units will be set forth in the applicable Prospectus Supplement to the extent they materially differ from or are in addition to the general description of Units set forth below. In addition to a general description of such Units, the description set forth below also summarizes certain general provisions of the form of Trust Agreement. Certain other general provisions are summarized in this Prospectus under the caption "Description of Trust Agreements". The provisions of Trust Agreements may vary depending upon the terms of the Units to be issued thereunder and the related Debt Securities and any Swap Agreement and any Credit Support.

      The following summaries do not purport to be complete and, with respect to an issuance of Units to be offered pursuant to this Prospectus and a Prospectus Supplement, are subject to the detailed provisions of the related Trust Agreement and such Units, to which reference is hereby made for a full description of such provisions.

General

      The Units of a particular Series to be issued under a Trust Agreement will represent the entire beneficial ownership interest in the Trust created pursuant to such Trust Agreement. The Units issued under a Trust Agreement may be limited to a single class, or, if so specified in the applicable Prospectus Supplement, a Series of Units may include two or more Classes differing as to entitlement to distributions of principal, interest or premium, and one or more Classes may be subordinated in certain respects to other Classes of such Series.

      Reference is made to the applicable Prospectus Supplement for a description of the following terms of the Series (and, if applicable, Classes within such Series) of Units in respect of which this Prospectus and such Prospectus Supplement are being delivered: (i) the title of such Units; (ii) the Series of such Units and, if applicable, the number and designation of Classes of such Series; (iii) certain information concerning the type, characteristics and specifications of the Trust Property being deposited into the related Trust by the Depositor (and, with respect to any Concentrated Debt Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained); (iv) the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each Class thereof; (v) the dates on which or periods during which such Series or Classes within such Series may be issued, the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such Series or Classes within such Series will be distributable; (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Trust Property to the Unitholders of each such Class); (vii) whether the Units of such Series or each Class within such Series are Fixed Rate Units or Floating Rate Units (each as defined below) and the applicable Pass Through Rate for each such Class including the applicable rate, if fixed, or the terms relating to the particular method of calculation thereof applicable to such Series or each Class within such Series, if variable, the date or dates from which such interest will accrue, the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates (as defined in the related Prospectus Supplement), if any; (viii) the option, if any, of any Unitholder of such Series or Class to withdraw a portion of the assets of the Trust in exchange for surrendering such Unitholder's Unit or of the Depositor, or another third party to purchase or repurchase any Trust Property (in each case to the extent not inconsistent with the Depositor's continued satisfaction of the applicable requirements for exemption under Rule 3a- 7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder ("Rule 3a-7"), as relevant) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part (see "--Optional Exchange"); (ix) the rating of each Series or each Class within such Series offered hereby (provided, however, that one or more Classes within such Series not offered hereunder may be unrated or may be rated below investment grade); (x) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Series or Class within such Series will be issuable; (xi) whether the Units of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Units") and the applicable terms thereof; (xii) whether the Units of such Series or of any Class within such Series are to be issued as Registered Units or Bearer Units or both and, if Bearer Units are to be issued, whether coupons will be attached thereto; whether Bearer Units of such Series or Class may be exchanged for Registered Units of such Series or Class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made; (xiii) whether the Units of such Series or of any Class within such Series are to be issued in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below), if other than the Depository Trust Company ("DTC"), for such Global Security or Securities;
(xiv) if a temporary Unit is to be issued with respect to such Series or any Class within such Series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a Definitive Unit of such Series or Class will be credited to the account of the persons entitled thereto on such Distribution Date; (xv) if a temporary Global Security is to be issued with respect to such Series or Class, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Definitive Units of such Series or Class and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Definitive Units of such Series or Class; (xvi) if other than U.S. dollars, the Specified Currency applicable to the Units of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Unitholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election;
(xvii) all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of Unitholders of such Series and each Class within such Series required with respect to certain actions by the Depositor, if any, or Trustee under the Trust Agreement or with respect to the applicable Trust; and

(xviii) any other terms of such Series or Class within such Series of Units not inconsistent with the provisions of the Trust
Agreement relating to such Series.

      Unless otherwise indicated in the applicable Prospectus Supplement, Units of each Series (including any Class of Units not offered hereby) will be issued only as Registered Units in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars. The authorized denominations of Registered Units of a given Series or Class within such Series having a Specified Currency other than U.S. dollars will be set forth in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement and if the purchaser of such Units has elected to pay in U.S. dollars, the U.S. dollar equivalent of the purchase price of Units having a Specified Principal Currency other than U.S. dollars may be determined by the Exchange Rate Agent in its sole discretion.

      Unless otherwise provided in the applicable Prospectus Supplement, Units may be transferred or exchanged for a like face amount of Units at the corporate trust office or agency of the Trustee in the City and State of New York, subject to the limitations provided in the applicable Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

      Bearer Units will be transferable by delivery. Provisions with respect to the exchange of Bearer Units will be described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, Registered Units may not be exchanged for Bearer Units.

      Morgan Stanley or an affiliate may at any time purchase
Units at any price in the open market or otherwise. Any Units so purchased by Morgan Stanley or such affiliate may, at the discretion of Morgan Stanley, be held or resold.

Distributions

      In general, distributions allocable to principal, premium (if any) and interest on any Units will be made in the Specified Currency for such Units by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement. If the Specified Currency for Units is other than U.S. dollars, the Exchange Rate Agent may, at its discretion and upon request by the Unitholder in the manner set forth in the Prospectus Supplement, arrange to convert all payments in respect of any such Unit into U.S. dollars as described in the following paragraph.

      Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Unit having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Unit will be determined by the Exchange Rate Agent in its sole discretion; provided, that the Exchange Rate Agent is not required to provide any such exchange rate. All currency exchange costs will be borne by the holders of such Units by deductions from such distributions. If no such bid quotations are available or if the Exchange Rate Agent elects not to provide any such quotations at any time in its sole discretion, such distributions will be made in such Specified Currency, except in the circumstances described under "Currency Risks".

      Unless otherwise provided in the applicable Prospectus Supplement and except as provided in the succeeding paragraph, distributions with respect to Registered Units of any Series will be made at the corporate trust office or agency of the Trustee in The City of New York. U.S. dollar distributions on Registered Units will be made by wire transfer of immediately available funds to the holder of record on the relevant Record Date (as specified in the applicable Prospectus Supplement) for such distribution, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Units not later than 15 calendar days prior to the applicable Distribution Date. However, in the case of Registered Units issued between a Record Date and the related Distribution Date, interest for the period beginning on the issue date for such Units and ending on the last day of the interest accrual period immediately prior to such Distribution Date will, unless otherwise specified in the Prospectus Supplement, be distributed on the next succeeding Distribution Date to the holders of the Registered Units on the related Record Date. Simultaneously with the election by any Unitholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Unitholder shall provide appropriate wire transfer instructions to the Trustee for such Registered Units, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

      Unless otherwise indicated in the Pricing Supplement, subject to the provisions described under "Limitations on Issuance of Bearer Units," and to applicable laws and regulations, payments in respect of interest or principal or premium on Bearer Units will be payable only upon surrender of applicable coupons, if any, or Units, respectively, and at such offices or agencies outside the United States as the Trustee may from time to time designate.

      Unless otherwise specified in the applicable Prospectus Supplement, "Business Day" with respect to any Unit means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York and in the city where the corporate trust office of the Trustee is located or (b) if the Specified Currency for such Unit is other than U.S. Dollars, the financial center of the country issuing such currency and (ii) if the Pass Through Rate for such Unit is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any Unit means any day on which dealings in deposits in the Specified Currency of such Unit are transacted in the London interbank market.

Interest on Units

      General. Each Class of Units (other than certain Classes of Strip Units) of a given Series may have a different Pass Through Rate as described below. In the case of Strip Units with no or, in certain cases, a nominal Unit Principal Balance, distributions of interest will be in an amount described in the related Prospectus Supplement. For purposes hereof, "Notional

Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Units with no or, in certain cases, a nominal Unit Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Units herein or in a Prospectus Supplement does not indicate that such Units represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

      Fixed Rate Units. Each Unit having a fixed Pass Through Rate (a "Fixed Rate Unit") will bear interest, on the outstanding Unit Principal Balance (or Notional Amount, if applicable) (as described below under "Principal of Units - General") thereof, from its original issue date, or from the last Distribution Date to which interest has been paid, at the fixed Pass Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for payment, (or in the case of Fixed Rate Units with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so provided under the terms of a related Swap Agreement or the terms of the Debt Securities, the Pass Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Units by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest will be distributable in arrears on each Distribution Date with respect to such Fixed Rate Units.

      Floating Rate Units. As specified in the applicable Prospectus Supplement, each Unit having a variable Pass Through Rate (a "Floating Rate Unit") will bear interest, on the outstanding Unit Principal Balance (or Notional Amount, if applicable) thereof from its original issue date to the first Interest Reset Date (as defined below) at the initial Pass Through Rate set forth in the applicable Prospectus Supplement. Thereafter, the Pass Through Rate on such Series or Class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so provided under the terms of a related Swap Agreement or the terms of the Debt Securities, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Units may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Units by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement may designate one or more of the following Base Rates as a reference for the calculation of payments under the related Swap Agreement, which will determine the interest rate to be payable on the Floating Rate Units: (i) LIBOR (a "LIBOR Unit"); (ii) the Commercial Paper Rate (a "Commercial Paper Rate Unit");

(iii) the Treasury Rate (a "Treasury Rate Unit"); (iv) the Federal Funds Rate (a "Federal Funds Rate Unit"); (v) the CD Rate (a "CD Rate Unit"); or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) made with respect to a designated asset or pool of assets) as is set forth in such Prospectus Supplement and in such Floating Rate Unit. The "Index Maturity" for any Floating Rate Unit is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H. 15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

      If specified in the applicable Prospectus Supplement, a Series of Floating Rate Units may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement (a "Maximum Pass Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period (a "Minimum Pass Through Rate"). In addition to any Maximum Pass Through Rate that may be applicable to any Floating Rate Units, the Pass Through Rate applicable to any Floating Rate Units will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

      Unless otherwise specified in the Prospectus Supplement, the Pass Through Rate applicable to the Units will be the equivalent floating rate applicable to payments received by the Trust under any related Swap Agreement (as determined by the Swap Calculation Agent) or under the Debt Securities. If the Prospectus Supplement specifies a Calculation Agent, the Calculation Agent shall calculate the Pass Through Rate applicable to the Units from time to time as specified in the Prospectus Supplement. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Units.

      Unless otherwise specified in the applicable Prospectus Supplement, the Pass Through Rate on each Series of Floating Rate Units will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such issuance, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. The Interest Reset Dates with respect to a given Series of Floating Rate Units will be specified in the applicable Prospectus Supplement. However, unless otherwise specified in such Prospectus Supplement, the Pass Through Rate in effect for the ten days immediately prior to the scheduled final Distribution Date will be that in effect on the tenth day preceding such scheduled final Distribution Date. If an Interest Reset Date for any Floating Rate Units would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day specified in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Units shall be the accrued interest from and including the original issue date thereof or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Interest Reset Date.

      With respect to a Floating Rate Unit, accrued interest shall be calculated by multiplying its Unit Principal Balance (or Notional Amount, if applicable) by the accrued interest factor of such Floating Rate Unit. Such accrued interest factor will be computed by adding the interest factors calculated for each day, in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass Through Rate in effect on such day by 360, in the case of LIBOR Units, Commercial Paper Rate Units, Federal Funds Rate Units and CD Rate Units or by the actual number of days in the year, in the case of Treasury Rate Units. For purposes of making the foregoing calculation, the Pass Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

      Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Pass Through Rate on a Floating Rate Unit will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Units will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

      Interest on any Series of Floating Rate Units will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable
Prospectus Supplement.

      LIBOR Units. Each LIBOR Unit will bear interest for each Interest Reset Period at a Pass Through Rate calculated with reference to LIBOR, as specified in such Unit and in the applicable Prospectus Supplement.

      With respect to LIBOR indexed to the offered rates for U.S.
dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Unit as follows:

           (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Unit will determine (a) if "Reuters" is specified in the applicable Prospectus Supplement, the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or

      (b) if "Telerate" is specified in the applicable Prospectus Supplement, the rate for deposits in U.S. dollars for the period of the Index Maturity that appears on the Telerate Page 3750 at approximately 11:00 a.m., London time, on such LIBOR Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Determination Date will be determined as described in (ii) below.

           (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date or no rate appears on Telerate Page 3750, the Calculation Agent for such LIBOR Unit will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Unit at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass Through Rate).

      If LIBOR with respect to any LIBOR Unit is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

      Commercial Paper Rate Units. Each Commercial Paper Rate Unit will bear interest for each Interest Reset Period at a Pass Through Rate calculated with reference to the Commercial Paper Rate (subject to any Maximum or Minimum Pass Through Rate, if any), as specified in such Unit and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Unit as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Unit for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass Through Rate).

      "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                Money Market Yield   D X 360 X 100
                                     -------------
                                     360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified
Index Maturity.

      The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or

(b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable interest Reset Date.

      Treasury Rate Units. Each Treasury Rate Unit will bear interest for each Interest Reset Period at a Pass Through Rate calculated with reference to the Treasury Rate (subject to any Maximum or Minimum Pass Through Rate, if any), as specified in such Unit and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Units-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Unit and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass Through Rate).

      The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable Series Prospectus Supplement, if an auction date shall fall on any day that would otherwise be an

Interest Reset Date for a Treasury Rate Unit, then such Interest
Reset Date shall instead be the Business Day immediately following such auction date.

      The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

      Federal Funds Rate Units. Each Federal Funds Rate Unit will bear interest for each Interest Reset Period at a Pass Through
Rate calculated with reference to the Federal Funds Rate (subject to any Maximum or Minimum Pass Through Rate, if any), as specified in such Unit and in the applicable Prospectus
Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the initial Pass Through
Rate). Unless otherwise specified in the applicable Prospectus Supplement, in the case of a Federal Funds Rate Unit that resets daily, the Pass Through Rate on such Unit for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Unit on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

      The "Calculation Date" pertaining to any Federal Funds Rate
Determination Date shall be the next succeeding Business Day.

      CD Rate Units. Each CD Rate Unit will bear interest for each Interest Reset Period at a Pass Through Rate calculated with reference to the CD Rate (subject to any Maximum or

Minimum Pass Through Rate, if any), as specified in such Unit and in the applicable Prospectus Supplement.

      Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Unit and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Unit for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination specified in the related Prospectus Supplement which shall in no event be less than $100,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the initial Pass Through Rate).

      The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or
(b) the second Business Day preceding the date any distribution of interest is required to be made following the Applicable Interest Reset Date.

Principal of Units

      General. Unless the applicable Prospectus Supplement provides otherwise, each Unit will have a "Unit Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal from the related Debt Securities, subject to any requirement that distributions of principal on Index-Linked Units be determined in accordance with the terms of the related Swap Agreement.

      The outstanding Unit Principal Balance of a Unit will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on the Trust Property allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Unit Principal Balance of all Classes of Units of a Series will equal the outstanding aggregate principal balance of the related Trust Property as of the applicable Cut-off Date. The initial aggregate Unit Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement. Distributions of principal of any Class of Units will be made on a pro rata basis among all the Units of such Class. Strip Units with no Unit Principal Balance will not receive distributions of principal.

      Index-Linked Units. From time to time, the Trust may offer a Series of Units ("Index-Linked Units"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest amounts with respect to which are determined by reference to (i) the rate of exchange between the specified currency for such Unit and the other currency (the "Indexed Currency") specified therein; (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates; (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or (iv) such other objective price or economic measure as are described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of a Index-Linked Unit, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will generally be set forth under a related Swap Agreement and will be specified in the related Prospectus Supplement. Index-Linked Units will be issued only to the extent consistent with qualification of the Trust under Rule 3a-7, as applicable.

      Except as otherwise specified in the related Prospectus Supplement, interest on a Index-Linked Unit will be payable based on the amount designated in the related Prospectus
Supplement as the "Face Amount" of such Index-Linked Unit. The related Prospectus Supplement will describe whether the principal amount of the related Index-Linked Unit that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Index-Linked Unit, the Indexed Principal Amount of such Index-Linked Unit at the time of redemption or repayment, or another amount described in such Prospectus Supplement.

Foreign Currency Units

      If the specified currency of any Unit is not U.S. dollars (a "Foreign Currency Unit"), certain provisions with respect thereto will be set forth in the related Prospectus Supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such Unit are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the Units.

Dual Currency Units

      Units may be issued as dual currency units ("Dual Currency Units"), in which case payments of principal and/or interest in respect of Dual Currency Units will be made in such currencies. The exchange rates will be calculated upon such bases, as indicated in the Units and described in the related Prospectus Supplement. Other material terms and conditions relating to Dual Currency Units will be set forth in the Units and the related Prospectus Supplement.

Call Rights

      If one or more specified persons has the right to purchase all or a portion of the Units of any given Series, the applicable Prospectus Supplement will designate such Series as a "Callable Series". The terms upon which any such specified person or entity may exercise its right to purchase all or a portion of the Units of a Series will be specified in the related Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

           (a) a minimum Unit Principal Balance with respect to each Unit being purchased;

           (b) a requirement that the Unit Principal Balance of each Unit being purchased be an integral multiple of an amount specified in the Prospectus Supplement;

           (c) specified dates during which such a purchase may be effected (each, a "Call Date"); and

           (d) the price at which such a purchase may be effected
(the "Call Price").

      After receiving notice of the exercise of such a call right, the Trustee will provide notice thereof as specified in the applicable Prospectus Supplement. Upon the satisfaction of any applicable conditions to the exercise of such right to purchase of the Units described in such Prospectus Supplement, each Unitholder of a Unit that has been called will be entitled to receive a distribution of a pro rata share of the Call Price paid in connection with such exercise, in the manner and to the extent described in such Prospectus Supplement.

Optional Exchange

      If a holder may exchange Units of any given Series for a pro rata portion of the Trust Property, an "Exchangeable Series," the terms upon which a holder may exchange Units of any Exchangeable Series for a pro rata portion of the Trust Property of the related Trust will be specified in the related Prospectus Supplement and/or the related Trust Agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Depositor's and such Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7, as applicable. Such terms may relate to, but are not limited to, the following:

           (i) a requirement that the exchanging holder tender to the Trustee Units of each Class within such Exchangeable
      Series;

           (ii) a minimum Unit Principal Balance or Notional
      Amount, as applicable, with respect to each Unit being tendered for exchange;

           (iii) a requirement that the Unit Principal Balance or Notional Amount, as applicable, of each Unit tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

           (iv) specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

           (v) limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit
      Support or other non-Debt Securities deposited in the applicable Trust;

           (vi) adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses as set forth in the applicable Prospectus Supplement; and

           (vii) a requirement that the exchanging holder obtain the consent of any Swap Counterparty to such exchange and tender to the Swap Counterparty a termination payment in respect of termination of any portion of the Swap Agreement corresponding to the portion of the Debt Securities to be distributed by the Trustee.

      Unless otherwise specified in the related Prospectus Supplement, in order for a Unit of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Unitholder, the Trustee for such Unit must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Unit with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed or (ii) in the case of Registered Units, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Unit, the Unit Principal Balance or Notional Amount of such Registered Unit to be exchanged, the certificate number or a description of the tenor and terms of such Registration Unit, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Unit to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Unit duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Unit and form duly completed must be received by such

Trustee by such fifth Business Day. Any tender of a Unit by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Unit for less than the entire Unit Principal Balance of such Unit provided that the Unit Principal Balance or Notional Amount, as applicable, of such Unit remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied. Upon such partial exchange, such Unit shall be canceled and a new Unit or Units for the remaining Unit Principal Balance thereof shall be issued (which, in the case of any Registered Unit, shall be in the name of the holder of such exchanged Unit).

      Unless otherwise provided in the applicable Prospectus Supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Trust Property, as described in such Prospectus Supplement, the applicable Unitholder will be entitled to receive a distribution of a pro rata share of the Trust Property related to the Exchangeable Series (and Class within such Exchangeable Series) of the Unit being exchanged, in the manner and to the extent described in such Prospectus Supplement. Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Unitholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Unitholder, such pro rata share of the Trust Property, in which event the Unitholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

Ratings of Units

      At the time of issue, the Units of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies (a "Rating Agency"). Unless otherwise specified in the applicable Prospectus Supplement, the rating of any Series or Class of Units is based primarily on the related Trust Property and the relative priorities of the Unitholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Trust Property. There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. Any Class or Classes of a given Series of Units may not be offered pursuant to this Prospectus, in which case such Class or Classes will not necessarily be rated in an investment grade category by a Rating Agency.

      In general, a credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The rating also does not comment as to market price or suitability for a particular investor. In addition, any credit rating will be limited in scope to its terms. Prospective purchasers of Units are urged to review in its entirety any disclosure relating to any rating of such Units that is contained in the applicable Prospectus Supplement, including the text of any such rating letter or letters, if provided.

Form

      Subject to the "Limitations on Issuance of Bearer Units" set forth herein, each Series and Class of Units may be issued in fully registered form without interest coupons ("Registered Units") or, in bearer form with or without coupons attached ("Bearer Units"), as one or more global securities in registered or bearer form (each a "Global Security") or as individual securities in definitive form with or without coupons ("Definitive Units"). Registered Units will be transferable on the records of the Unit Register (as defined below) maintained by the Trustee. Unless otherwise specified in the applicable Prospectus Supplement, all Units of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, DTC (only for Registered Units denominated and payable in U.S. dollars), Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), Cedel Bank, S.A. ("CEDEL"), or another entity specified in the Prospectus Supplement (any of the foregoing a "Depositary"). Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Global Securities representing Registered Units will be registered in the name of a nominee of the Depositary, and will clear and settle in book-entry form ("Book-Entry Units") only through the facilities of one or more Depositaries. Unless and until it is exchanged in whole or in part for the individual Units represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      With respect to each Series of Registered Units, the Trustee will maintain a register (the "Unit Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Units of each Series and the registration of transfers of such Units. No service charge will be payable with respect to any transfer of Units, but the Trustee may require payment of a sum sufficient to cover any tax or government charge that may be imposed in connection with any such transfer.

      Unless otherwise specified in the applicable Prospectus Supplement, because initially and until Definitive Units are issued, each Unit will be represented by a Global Security, the Depositary's nominee will be the Unitholder of such Unit and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular Unit, the beneficial owner of such Unit must instruct the broker or other direct or indirect participant through which it holds an interest in such Unit to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Unit in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect
Participants, and by Direct Participants and Indirect
Participants to beneficial owners of the Units will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual Units represented by such Global Security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such Units, or, if such Units are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

      So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Unitholder of the individual Units represented by such Global Security for all purposes under the Trust Agreement governing such Units. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Units represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Units and will not be considered the Unitholder thereof under the Trust Agreement governing such Units. Because the Depositary can only act on behalf of its participants, the ability of a holder of any Unit to pledge that Unit to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Unit, may be limited due to the lack of a physical certificate for such Unit.

      Subject to the restrictions discussed under "Limitations on Issuance of Bearer Units" below, distributions of principal of (and premium, if any) and any interest on individual Units represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Unitholder of such Global Security. None of the Depositor, the Trustee for such Units, any paying agent or the Unit registrar for such Units will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests. The Depositor expects that the Depositary for Units of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Units, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositor also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Units".

      If the Depositary for Units of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Depositor within thirty days, the Depositor will issue individual Definitive Units in exchange for the Global Security or Securities representing such Units. In addition, the Depositor may at any time and in its sole discretion determine not to have any Units of a given Class represented by one or more Global Securities and, in such event, will issue individual Definitive Units of such Class in exchange for the Global Security or Securities representing such Units. Further, if the Prospectus Supplement so specifies with respect to the Units of a given Class, an owner of a beneficial interest in a Global Security representing Units of such Class may, on terms acceptable to the Depositor and the Depositary of such Global Security, receive individual Definitive Units in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Units of the Class represented by such Global Security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have such Definitive Units registered in its name (if the Units of such Class are issuable as Registered Units). Individual Definitive Units of such Class so issued will be issued (a) as Registered Units in denominations, unless otherwise specified by the Depositor or in the related Prospectus Supplement, of $1,000 and integral multiples thereof if the Units of such Class are issuable as Registered Units, (b) as Bearer Units in the denomination or denominations specified by the Depositor or as specified in the related Prospectus Supplement if the Units of such Class are issuable as Bearer Units or (c) as either Registered or Bearer Units, if the Units of such Class are issuable in either form. See "Limitations on Issuance of Bearer Units" below for a description of certain restrictions on the issuance of individual Bearer Units in exchange for beneficial interests in a Global Security.

      The applicable Prospectus Supplement will set forth any specific terms of the depositary arrangement with respect to any Class or Series of Units being offered thereby to the extent not set forth or different from the description set forth above.

European Monetary Union

      Unless otherwise provided in an applicable Prospectus Supplement, the Depositor may, without the consent of the Unitholders, on giving at least 30 days' prior notice to Unitholders, the relevant clearing systems and the Trustee, designate a date (a "Redenomination Date"), being a date for payment of interest under Units which are denominated in any of the currencies of the countries which are member states of the European Community that are participating in the third stage of economic and monetary union pursuant to the Treaty establishing the European Community (the "Treaty") falling on or after the start of such third stage or, if the country of the specified currency is not one of the countries then participating in such third stage, the Redenomination Date in respect of such Units shall be such date designated by the Depositor, falling on or after such later date as it does so participate.

      "Euro" means the currency to be introduced at the start of the third stage of economic and monetary union pursuant to the Treaty.

      With effect from the Redenomination Date notwithstanding the other provisions of the Units:

           (i) Such Units shall (unless already so provided by mandatory provisions of applicable law) be deemed to be redenominated into Euro in the denomination of Euro 0.01 with an aggregate principal amount equal to their aggregate principal amount in the Specified Currency, converted into Euro at the rate for the conversion of the specified currency into Euro established by the Council of the European Union pursuant to the Treaty (including compliance with rules relating to roundings in accordance with European Community regulations).

           (ii) If definitive Units are required to be issued they shall be in the denominations of Euro 0.01, Euro
      1,000, Euro 10,000, Euro 100,000 and such other denominations as the Trustee shall determine after consultation with the relevant clearing systems and notify
      Unitholders.

           (iii) All unmatured coupons denominated in the specified currency (whether or not attached to such Units) will become void and no payments will be made in respect of them. New Units in respect of Euro-denominated Units and coupons will be issued in exchange for the specified currency Units and coupons in such manner as the Trustee may specify and notify to Unitholders.

           (iv) All payments in respect of the Units (other than payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in Euro. Such payments will be made in Euro by credit or transfer to a Euro account (or any other account to which Euro may be credited or transferred) specified by the payee or by check.

           (v) A redenominated Unit or coupon may only be presented for payment on a day which is a day on which the relevant clearance system is operating.

           (vi) The amount of interest due in respect of such Units will be calculated by reference to the aggregate principal amount of Units presented (or, as the case may be, in respect of which coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest Euro 0.01.

      Following any redenomination of Units pursuant to the foregoing provisions, the amount of interest due in respect of such Units represented by any Global Security will be calculated by reference to the aggregate principal amount of such Units and the amount of such payment shall be rounded down to the nearest Euro 0.01.

      If a Unit redenominated in accordance with this section is a Floating Rate Unit, the Pass Through Rate that shall apply to such Unit from, and including, the Distribution Date falling on or immediately prior to the Redenomination Date shall be (i) the interest rate which applied to such Unit prior to the redenomination, with "Euros" substituted for the Specified Currency specified for such Unit, unless such interest rate is inconsistent with legally applicable standards adopted for Euro-denominated debt obligations issued in the Euromarkets with floating rate interest payments of frequencies identical or substantially similar to the frequency of interest payments hereunder and held in international clearing systems, as determined by the Calculation Agent, or (ii) if such interest rate is so inconsistent, the interest rate which the Calculation Agent determines is consistent with applicable market practices adopted for Euro-denominated debt obligations issued in the Euromarkets and held in international clearing systems, in each case with such interest rate equal to the interest rate applicable hereto (adjusted as aforesaid) plus or minus any Spread or multiplied by any Spread Multiplier, as indicated in the Prospectus Supplement for such Units, as determined by the Calculation Agent.

      The interest accrual basis and the provisions of the Units of such Series relating to the source and determination of such interest accrual basis that shall apply to such Units from, and including, the Distribution Date falling on or immediately prior to the Redenomination Date shall be (i) the interest accrual basis and such provisions which applied to such Units prior to such redenomination, unless such interest accrual basis is and/or such provisions are inconsistent with market practices adopted for Euro-denominated debt obligations issued in the Euromarkets with fixed rate or floating rate interest payments (as the case may be) of frequencies identical or substantially similar to the frequency of interest payments under such Units, based, in the case of floating interest rate payments, on the reference rate applicable to such Units prior to the Redenomination Date and held in international clearing systems as determined by the Calculation Agent or (ii) if the interest accrual basis which applied to such Units prior to Redenomination Date is and/or such provisions are so inconsistent, the interest accrual basis and/or the provisions of the Units of such Series relating to the source and determination of such interest accrual basis, as the case may be, which the Calculation Agent determines is consistent with applicable market practices adopted for Euro-denominated debt obligations issued in the Euromarkets with fixed rate or floating rate interest payments (as the case may be) of frequencies identical or substantially similar to the frequency of interest payments under such Units, based, in the case of floating interest rate payments, on the reference rate applicable to such Units (adjusted as aforesaid) and held in international clearing systems as determined by the Calculation Agent.

      The Depositor may, with the consent of the Trustee, and without the need to obtain the consent of the Holder of any Unit, make any changes or additions to the terms of the Units of a Series which (i) the Depositor and the Trustee believe are necessary or appropriate to facilitate the implementation of the provisions of this section as they relate to such Units in the context of the introduction of the Euro or (ii) correct any manifest error or any ambiguity or correct or supplement any defective provisions described herein and which changes or additions the Depositor and the Trustee believe are not materially prejudicial to the interests of the Holders of the Units of such Series. Any such change or addition shall be binding on the Depositor, the Holders of the Units of such Series, the Trustee, and any agent of the Trustee. The Trustee shall promptly give notice of any such change or addition to the Unitholders affected thereby.

Voting of Debt Securities; Modification of Debt Security Agreements

      Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of any of the Debt Securities, the Trustee will give notice to the Unitholders, setting forth (i) such information as is contained in such notice to owners of Debt Securities, (ii) a statement that the Unitholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Debt Securities, to instruct the Trustee as to the exercise of voting rights, if any, pertaining to such Debt Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. The Trustee will give such notice to the Unitholders of record on the relevant record date.

      Unless otherwise specified in the applicable Prospectus Supplement, the voting rights allocable to the owners of the Debt Securities pursuant to the terms thereof will be allocated among the Unitholders pro rata, in the proportion that the denomination of each Unit bears to the aggregate denomination of all Units; and upon the written request of the applicable Unitholder, received on or before the date established by the Trustee for such purpose, the Trustee will endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Debt Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request, provided that the Trustee will not vote except as specifically authorized and directed in written instructions from the applicable Unitholder entitled to give such instructions. Notwithstanding the foregoing, the Trustee must reject any vote to (i) alter the currency, amount or timing of payment of, or the method or rate of accruing, principal or interest on the Debt Securities underlying the Units held by such Unitholder or (ii) consent to any redemption or prepayment of the Debt Securities underlying the Units held by such Unitholder or (iii) consent to the issuance of new obligations in exchange or substitution for any Debt Securities pursuant to a plan or refunding of the Debt Securities or any other offer for the Debt Securities; in each case unless the Trustee is directed by the affirmative vote of all Unitholders to accept such amendment or offer as the case may be; and provided, further, that the Trustee receives advice of nationally recognized independent tax counsel, designated by the Depositor, that such exercise of voting rights with respect to any Debt Securities would not result in a "sale or other disposition" of such Debt Securities within the meaning of
Section 1001(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Trustee will not grant any consent (other than a unanimous consent) solicited from the owners of the Debt Securities underlying the Units with respect to the foregoing matters in (i), (ii) and (iii) above nor will it accept or take any action in respect of any consent, proxy or instructions received from any Unitholder in contravention of such provisions.

Early Distribution of Debt Securities

      Unless otherwise specified in the applicable Prospectus Supplement, upon the occurrence of a Trust Wind-Up Event (as defined under "Description of Trust Agreements-Trust Wind-Up Events"), the applicable Trust Agreement and any related Swap Agreement will terminate, subject to payment of Swap Termination Payments, if any, and the Trustee shall deliver notice to each of the Unitholders of the occurrence of a Trust Wind-Up Event, the termination of such Swap Agreement (and payment of Swap Termination Payments, if any) and the termination of such Trust Agreement and related Trust, and such notice shall state that holders should surrender their Units to the Trustee or give, to the Trustee's reasonable satisfaction, appropriate indemnity or security in exchange for a portion of the Debt Securities or cash if the Trust is liquidated, as specified in the applicable Trust Agreement. Such notice to the Unitholders shall also specify: (i) the cause of the Trust Wind-Up Event; (ii) the location and hours of the office or agency of the Trustee at which Units should be presented and surrendered; (iii) that each holder must supply transfer instructions in writing with respect to the related Debt Securities; and (iv) any other information required to be set forth by such Trust Agreement, as set forth in the applicable Prospectus Supplement.

      Upon receipt by the Trustee of (i) appropriate transfer instructions in writing from a holder with respect to such Debt Securities and (ii) such holder's Units, or appropriate and satisfactory indemnity or security, the Trustee shall promptly deliver to such holder its pro rata share of such Debt Securities or cash in accordance with such transfer instructions by physical delivery or, if applicable, by causing the book-entry depositary for such Debt Securities to credit such Debt Securities to an account of such holder with such depositary or an account of a designated participant in such depositary.

      Unless otherwise specified in the applicable Prospectus Supplement, upon the occurrence of a Trust Wind-Up Event, any related Swap Agreement will terminate and the only distributions (other than the early distribution of the related Debt Securities themselves) from the related Trust to which the holders of Units issued thereby will be entitled will be any payments on the Debt Securities, if any, or any amounts recovered under the Swap Agreement or the related Guarantee, if any, that are in each case received by the Trustee after the occurrence of the Trust Wind-Up Event, which the Trustee shall distribute to the Unitholders upon satisfaction of the conditions for transfer of Debt Securities referred to above. No interest will accrue on, and no investments will be made with, any such funds awaiting distribution to Unitholders.

      Except for certain duties and reporting requirements set forth in the applicable Trust Agreement, the obligations of the Trustee thereunder will terminate upon the distribution to Unitholders of all amounts required to be so distributed pursuant to such Trust Agreement and the disposition of all related Debt Securities held by such Trustee.

                  DESCRIPTION OF TRUST AGREEMENTS

General

      Set forth below are summaries of certain provisions of the Trust Agreement to be entered into in connection with any Series of Units. Each Trust Agreement will be entered into by the Depositor and the Trustee. The provisions of the Trust Agreements may vary from one another depending upon the terms of the Units to be issued thereunder, the related Debt Securities and any Swap Agreement. The specific provisions of each Trust Agreement, to the extent they materially differ from or are in addition to the summaries below, will be set forth in the applicable Prospectus Supplement.

      The following summaries do not purport to be complete and, with respect to a particular Series of Units to be offered pursuant to this Prospectus and a Prospectus Supplement, are subject to the detailed provisions of the form of Trust Agreement included as an exhibit to the Registration Statement, to which reference is hereby made for a full description of such provisions, including the definitions of certain terms used.

Collections on Debt Securities

      With respect to any Series of Units, the Trustee shall make reasonable efforts to collect all scheduled payments on the related Debt Securities and other Trust Property provided that such procedures are consistent with the applicable Trust Agreement and that, except as otherwise expressly set forth in such Trust Agreement and in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

Trustee Compensation

      As compensation for and in payment of trust expenses related to its services under the Trust Agreement other than Extraordinary Trust Expenses, the Trustee will receive the Trustee Fees. The Prospectus Supplement will set forth, the amount, source, manner and priority of payment with respect to such Trustee Fees.

Certain Matters Regarding Trustees and the Depositor

      Unless otherwise provided in the applicable Prospectus Supplement, the related Trust Agreement will provide that neither the Depositor nor any of its directors, officers, employees or agents will incur any liability to the related Trust or Unitholders for any action taken, or for refraining from taking any action, in good faith pursuant to such Trust Agreement or for errors in judgment; however, neither the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties under such Trust Agreement or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the Depositor will not be under any obligation to appear in, prosecute or defend any legal action related to its responsibilities under such Trust Agreement which in its opinion may involve it in any expense or liability. The Depositor may, however, in its discretion undertake any such action which it deems necessary or desirable with respect to such Trust Agreement and the rights and duties of the parties thereto and the interests of the Unitholders thereunder.

      The Trustee will undertake to perform only such duties as are specifically set forth in the related Trust Agreement. Unless otherwise provided in the applicable Prospectus Supplement, the Depositor or one or more third parties will be responsible for payment of the Trustee Fees related to each Trust. The Depositor will also indemnify any other loss, liability or expense ("Extraordinary Trust Expenses") relating to the applicable Trust Agreement, Swap Agreement or Debt Securities (other than any such loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under such Trust Agreement) up to the Maximum Reimbursable Amount in the aggregate. Extraordinary Trust Expenses not paid by the Depositor will be payable to the Trustee from Trust Property.

      The Trust Agreement provides that the Trustee may elect to perform some or all of its duties through a custodian or other administrative agent. Any particular provisions with respect to entities acting as a custodian or administrative agent of the Trustee will be described in a Prospectus Supplement.

      Unless otherwise provided in the Prospectus Supplement, prior to the date that is one year and one day after all distributions in respect of the Units have been made, neither the Trustee nor the Depositor shall take any action or institute any proceeding against the other under the United States Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law ("Insolvency Law") applicable to either of them, now or hereafter in effect, or which would be reasonably likely to cause the other to be subject to, or seek the protection of, any such Insolvency Law.

Retained Interest

      The Prospectus Supplement for a Series of Units will specify whether there will be any Retained Interest in the Trust Property, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable Trust Agreement. A Retained Interest in the Trust Property represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Trust Property as received and, in general, will not become a part of the related Trust. Unless otherwise provided in the applicable Prospectus Supplement, any partial recovery of interest on the Trust Property, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to Unitholders on a pari passu basis.

Modification and Waiver

      Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement for each Series of Units may be amended by the Depositor and the Trustee with respect to such Series, without notice to or consent of the Unitholders, for certain purposes including (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement; (iii) to add or supplement any Credit Support for the benefit of any Unitholders (provided that if any such addition affects any Series or Class of Unitholders differently than any other Series or class of Unitholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected Series or class of Unitholders); (iv) to add to the covenants, restrictions or obligations of the Depositor, or the Trustee for the benefit of the Unitholders; (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the Trust or result in a sale or exchange of any Unit for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Units that such amendment will not cause such Rating Agency to qualify, reduce or withdraw the then current rating thereof; or
(vi) to comply with any requirements imposed by the Code. Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may also be modified or amended from time to time by the Depositor, and the Trustee, with the consent of the holders of Units evidencing not less than the "Required Percentage--Amendment" (as defined in the Prospectus Supplement) of the Voting Rights of those Units that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Unitholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the "Required Percentage--

Amendment" specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Units of such Series or Class.

      Except as otherwise set forth under "Description of the Units -- European Monetary Union" or in the applicable Prospectus Supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing, currency or amounts of distributions or payments which are required to be made on any Unit without the consent of the holder of such Unit or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Units covered by the Trust Agreement then outstanding.

      Unless otherwise specified in the applicable Prospectus Supplement, holders of Units evidencing not less than the "Required Percentage--Waiver" (as defined in the Prospectus Supplement) of the Voting Rights of a given Series may, on behalf of all Unitholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor or the Trustee, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Units of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Unit and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Unit affected thereby.

Reports to Unitholders

      Reports to Unitholders. Unless otherwise provided in the applicable Prospectus Supplement, on each Distribution Date the Trustee will forward or cause to be forwarded to each such Unitholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

           (i) the amount of such distribution to Unitholders allocable to principal of or interest or premium, if any, on the Units;

           (ii) the Pass Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus
      Supplement;

           (iii) the aggregate stated principal amount of the related Debt Securities as of the Distribution Date and the interest rate applicable to such Debt Securities for the accrual period therefor next beginning;

           (iv) the amount received by the Trustee on the related
      Debt Securities for the accrual period therefor last ended;

           (v) the amounts of and recipients of any payments under any Swap Agreement for the accrual period for the Swap Agreement last ended;

           (vi) if feasible, the new Swap Rate applicable to the accrual period for any Swap Agreement next beginning;

           (vii) the aggregate Unit Principal Balance (or
      Notional Amount, if applicable) at the close of business on such Distribution Date;

           (viii) with respect to any Trust having Trust Property which includes Credit Support, the available amount of each element of Credit Support; and

           (ix) any additional information relevant to the Unitholders as specified in the applicable Prospectus
      Supplement or in the applicable Trust Agreement.

      In the case of information furnished pursuant to clause (i) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Units or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee, as provided in the related Prospectus Supplement, will furnish to each person who at any time during the calendar year was a Unitholder, a statement containing the information set forth in clause (i) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Unitholder and containing such information as is sufficient to enable Unitholders to calculate their United States federal income tax liability with respect to Units. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

Evidence as to Compliance

      If so specified in the applicable Prospectus Supplement, the Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Trust Property during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related original issue date with respect to such Units) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

      The Trust Agreement may also provide for delivery to the Depositor and the Trustee on behalf of the Unitholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Units.

      Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Unitholders without charge upon written request to the Trustee at the address set forth in the related Prospectus Supplement.

Notices

      The Trustee will notify the Unitholders of all notices and communications it receives from the Debt Security Issuer, including notice of any call of the Debt Securities by the Debt Security Issuer. The Trustee will also notify the Unitholders of any call of the Debt Securities by a Swap Counterparty under the terms of a Swap Agreement. Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a holder of a Registered Unit will be given by facsimile to such number as may be provided to the Trustee or be mailed to the last address of such holder set forth in the applicable Unit Register. Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been given when mailed, whether or not the Unitholder receives such notice. Notices given by facsimile will be effective upon confirmation (including electronic confirmation) of effective transmission. In the case of Registered Units in global form, the Depositary will be the sole direct recipient of notices. See "Description of the Units -- Form".

      Notice shall be sufficiently given to holders of Bearer Units if (i) published in an Authorized Newspaper (defined in the Trust Agreement to mean a leading daily newspaper of general circulation) in such city or cities as may be specified in such Units on a Business Day and (ii) in the case of a Global Security, if also delivered to Euroclear or CEDEL, as applicable for communication by them to the persons shown in their respective records as having interests therein. In case by reason of suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Units as provided above, then such notification to Holders of Bearer Units shall be published as provided above in an Authorized Newspaper of general circulation in Europe or, if such publication shall also be impracticable, such notification shall be given in such manner as shall be approved by the Trustee and the Depositor.

Replacement Units

      Unless otherwise provided in the applicable Prospectus Supplement, if a Unit is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the Trustee in the City and State of New York upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such evidence and indemnity as the Trustee may require. Mutilated Units must be surrendered before new Units will be issued unless the Depositor and the Trustee receive, to their satisfaction, such security or indemnity as they may require to save each of them harmless.

Trust Wind-Up Events

      Unless otherwise provided in the applicable Prospectus Supplement, a Trust Wind-Up Event under the related Trust Agreement is defined as the occurrence of (i) any Swap Default arising from any action taken or failure to act, by the Swap Counterparty, if applicable; (ii) one or more Debt Security Defaults where either (a) a Debt Security Default has occurred with respect to all Debt Securities held by the Trust or (b) a Termination Event results under the Swap Agreement with respect to which all Transactions are "Affected Transactions" (as defined in the Swap Agreement); (iii) any Termination Event under the Swap Agreement with respect to which the Swap Counterparty shall be the sole "Affected Party" (as defined in the Swap Agreement); provided that at the time of such occurrence no Swap Termination Payment would be payable by the Trust to the Swap Counterparty upon designation of an Early Termination Date by the Trust; (iv) the designation of an Early Termination Date by the Swap Counterparty under a related Swap Agreement (other than with respect to the termination of fewer than all Transactions entered into under the Swap Agreement); (v) the designation by the Depositor, if the Depositor owns 100% of the Unit Principal Balance, of a "Special Depositor Wind-Up Event"; and (vi) the Debt Security Issuer with respect to any Concentrated Debt Security ceases to be a reporting company under the Exchange Act, provided that the Trust holds no other Debt Securities for which the Debt Security Issuer continues to be a reporting company or which is not a Concentrated Debt Security; (vii) any Excess Expense Event (as defined below); or (viii) any other Trust Wind-Up Event set forth in the Prospectus Supplement. See "Description of Swap Agreements - Defaults Under Swap Agreements" and "- Termination Events". Unless otherwise provided in the applicable Prospectus Supplement, upon the occurrence of a Trust Wind-Up Event, such Trust Agreement and the related Swap Agreement will terminate, the Trustee will sell some or all of the Debt Securities to fund the payment of applicable Swap Termination Payments, if any, and hold all related Debt Securities and any proceeds thereof until the satisfaction of certain conditions, at which time the Trustee will distribute such Debt Securities to the Unitholders. See "Description of Units - Early Distribution of Debt Securities".

      Unless otherwise provided in the Prospectus Supplement, if the issuer of any Concentrated Debt Security ceases to be a reporting company under the Exchange Act (such Debt Security a "Disqualified Security"), (i) a Termination Event shall occur with respect to any Transaction related to such Disqualified Security under any related Swap Agreement and the Trust shall be required to sell Debt Securities to the extent necessary to pay any related Swap Termination Payment; (ii) the remaining Disqualified Securities shall be distributed pro rata to the Unitholders; and (iii) a Trust Wind Up Event shall occur if (A) the Trust holds only Disqualified Securities and no other Trust Property or (B) if so provided in the Prospectus Supplement.

      The Trustee will not be responsible for giving notice of a Trust Wind-Up Event unless and until (i) the Trustee fails to receive amounts due on the Debt Securities or under a Swap Agreement when due and such payment is not received within any applicable grace period, (ii) receipt by the Trustee of notice from a Swap Counterparty of the occurrence of a Swap Default or Termination Event or upon actual knowledge of a Swap Default or Termination

Event by an officer of the Trustee assigned to its Corporate
Trust Department or (iii) receipt of notice of an event constituting a Debt Security Default.

      Under each Trust Agreement, unless otherwise specified in the applicable Prospectus Supplement, an "Excess Expense Event" will occur if the Trustee has incurred Extraordinary Trust Expenses in an aggregate amount exceeding the Trigger Amount specified in the applicable Prospectus Supplement, and either any Swap Counterparty has not agreed, or the holders of Units issued under such Trust Agreement have not unanimously agreed, to provide adequate assurance of indemnity to the Trustee within seven calendar days after notice, as described in the next sentence. Under the terms of such Trust Agreement, the Trustee will be required to provide notice to any Swap Counterparty and each Unitholder promptly upon the incurrence by the Trustee of Extraordinary Trust Expenses in an aggregate amount in excess of the Trigger Amount, stating that an Excess Expense Event will occur on the seventh calendar day following the provision of such notice unless prior to such day the Unitholders unanimously agree (or any Swap Counterparty agrees) to indemnify the Trustee for future Extraordinary Trust Expense (and Extraordinary Trust Expense that has already been incurred at the time of the agreement to indemnify) that exceeds the Maximum Reimbursable Amount specified in the applicable Prospectus Supplement, to the reasonable satisfaction of the Trustee. Following such an agreement to indemnify, upon the incurrence by the Trustee of aggregate Extraordinary Trust Expense greater than the Maximum Reimbursable Amount, an Excess Expense Event will occur unless either (i) any Swap Counterparty agrees or (ii) the holders of the Units unanimously agree, to provide further adequate assurance of indemnity to the Trustee within seven calendar days after notice, as described in the preceding sentence.

      Unless otherwise provided in the Prospectus Supplement, in connection with early termination of a Swap Agreement or one or more Transactions thereunder, other than as a result of Debt Security Default, the claim of the Swap Counterparty against the Debt Securities (or proceeds thereof arising from sale thereof) and any other Trust Property will be limited to a claim pro rata with that of the Unitholders according to the amount of the Termination Payment otherwise payable to the Swap Counterparty and the Unitholders' aggregate Unit Principal Balance plus accrued interest.

Termination

      Unless a Trust is terminated early upon the occurrence of a Trust Wind-Up Event, the obligations created by the related Trust Agreement (other than the obligations of the Trustee to provide reports and certain other information under such Trust Agreement) will terminate (after payment of Extraordinary Trust Expenses, if any, and any amount due under the Swap Agreement and upon distribution of Debt Securities) and the payment to the holders of Units issued thereunder of all amounts required to be paid under the terms of such Trust Agreement and such Units following the final scheduled Distribution Date. Written notice of such termination will be provided as set forth above under "Reports to Unitholders; Notices", and the final distribution on such Units will be made only upon surrender and cancellation of such Units at an office or agency of the Trustee.


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


Sale of Debt Securities; Secured Party Rights

      Immediately upon receipt of notice from the Swap Counterparty that the Trust will be obligated to pay a Swap Termination Payment or upon other notice from the Trustee that the Trust is required to sell Debt Securities, the Selling Agent will undertake to sell Debt Securities on behalf of the Trust, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Unitholders of their rights to tender the amount of any related Swap Termination Payment as set forth below. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular Debt Securities. In the case of a Debt Security Default or Reporting Event which does not result in termination of the Trust, sales shall be limited to the Debt Securities affected by such event, except where the proceeds from the affected Debt Securities are insufficient to make payment of the Swap Termination Payment.

      In connection with any Termination Payment payable by the Trust, the Unitholders may, acting unanimously, deliver to the Trustee the amount of such outstanding Termination Payment (together with, in the case of a Trust Wind-Up Event, any Extraordinary Trust Expenses in excess of the Maximum Reimbursable Amount payable to the Trustee) and a written instruction to discontinue sale of the Debt Securities. If the Selling Agent receives notice from the Trustee of the exercise by the Unitholders of their rights under the foregoing provision, the Selling Agent shall promptly discontinue sales of the related Debt Securities (but the Selling Agent and the Trustee shall complete the settlement of any sale already agreed).

      The Selling Agent is an agent of the Trustee only and shall have no fiduciary or other duties to the Unitholders, nor shall the Selling Agent have any liability to the Trust in the absence of the Selling Agent's bad faith or wilful default. The Selling Agent shall be permitted to sell Debt Securities to Affiliates of the Selling Agent. The Selling Agent may elect not to act as Selling Agent with respect to some or all of the Debt Securities by written notice to that effect to the Trustee, and may resign at any time.

      In addition to the provisions of the Trust Agreement with respect to the Selling Agent, upon any failure of the Trust to make any payment when due under the Swap Agreement, the Swap Counterparty shall have the right to take all action and to pursue all remedies with respect to such property that a secured party is permitted to take with respect to collateral under the UCC, including the right to require the Trustee promptly to sell all or any portion of the Debt Securities in the open market or, if the Swap Counterparty elects, to sell the Debt Securities to the Swap Counterparty for its fair value as determined in good faith by the Swap Counterparty. In either case, the proceeds of sale shall be applied to any amounts owed to the Swap Counterparty.

Trustee

      The Trustee shall at all times be a corporation which is not an affiliate of the Depositor (but may have normal banking relationships with the Depositor or any obligor with respect to the Debt Securities with respect to any Series of Units and their respective affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority, the long-term debt obligations of which are rated in one of the four highest categories assigned to long-term debt obligations by each of the Rating Agencies, and shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended (the "TIA") and Section (a)(4)(i) of Rule 3a-7 (any such Trustee, an "Eligible Trustee"). Unless otherwise specified in the applicable Prospectus Supplement and for so long as it is an Eligible Trustee, the Trustee for each Trust will be Chase Bank of Texas, National Association. The Trustee may at any time resign and be discharged from the Trust by giving written notice thereof to the Depositor, the Swap Counterparty, and the Unitholders, in which event the Depositor will appoint a successor trustee, which must be an Eligible Trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee for the Units.

      The Trust Agreement and the provisions of the TIA incorporated by reference therein, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

Governing Law

      The Units, the Trust Agreement and any Swap Agreement will be governed by the laws of the State of New York. The Trust Agreement will be subject to the provisions of the TIA that are required to be part of the Trust Agreement and will, to the extent applicable, be governed by such provisions.

      The federal and state courts in the Borough of Manhattan in the City of New York shall have non-exclusive jurisdiction in respect of any action arising out of or relating to the Units, the Trust Agreement or any Swap Agreement.


              CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of certain anticipated federal income tax consequences of the ownership of Units by a Unitholder who acquires its Units on the date on which the net proceeds of this offering are received by the Depositor (the "Closing Date"). The discussion is based on interpretations of law, regulations, rulings and decisions currently in effect, all of which are subject to change. Any such change may be applied retroactively, and may adversely affect the federal income tax consequences described herein. Except where otherwise noted, the discussion below is addressed to Unitholders that are domestic corporations or are otherwise subject to federal income taxation on a net income basis, and that hold Units as capital assets. It does not discuss state, local, or foreign tax consequences, nor does it discuss the tax consequences that may be relevant to a Unitholder subject to special rules, including dealers in stocks, securities or notional principal contracts, traders in securities electing to mark to market, banks, savings and loan associations and similar financial institutions, taxpayers that hold Units as part of a "straddle" or "conversion transaction" for federal income tax purposes, or taxpayers whose functional currency is other than the U.S. dollar. It also does not discuss tax consequences for individuals or entities taxed like individuals.

      Units of a particular Series may have special features that produce tax consequences different from those described below. In cases where the related Prospectus Supplement contains additional tax information, prospective Unitholders should review such information together with this tax discussion.

      PROSPECTIVE UNITHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF UNITS, INCLUDING, IN PARTICULAR, THE APPLICATION IN THEIR PARTICULAR CIRCUMSTANCES OF THE TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

Classification of the Trust

      Cleary, Gottlieb, Steen & Hamilton, counsel to the Depositor, will provide to the Depositor its opinion that, under current law, the Trust will not be classified as a corporation or as an association taxable as a corporation for U.S. federal income tax purposes. As a consequence, the Trust will not be subject to federal income taxation.

      Unless another characterization is applicable, as described below and indicated in the applicable Prospectus Supplement, the Trust will be classified as a grantor trust for federal income tax purposes, and the Trustee intends to report income, gain, loss and deductions to the Internal Revenue Service ("IRS") accordingly. Under the federal income tax rules applicable to grantor trusts, a Unitholder will be treated as the owner of an undivided interest in the assets and income of the Trust and as having entered into any Swap Agreement, both to the extent of such Unitholder's proportionate interest in the Trust. The sale of a Unit will be considered a sale of a Unitholder's interest in the assets and income of the Trust and a termination of any Swap Agreement with respect to that Unitholder. In the case of an Exchangeable Series, a Unitholder's withdrawal of Debt Securities representing the Unitholder's proportionate share of such assets of the Trust will not constitute a taxable event, but any termination of a Swap Agreement will be taxable. A Unitholder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items could be deducted by the Unitholder if the Unitholder paid directly a pro rata portion of the amounts paid by the Trust.

      If so indicated in the applicable Prospectus Supplement, a Trust in a particular Series may be characterized as a partnership rather than a grantor trust. Although a partnership is not subject to federal income taxation at the entity level, partnership classification may result in differences in the timing and character of income reported by Unitholders, as well as different requirements for reporting tax information, making tax elections, and conducting contests with the IRS.

      An election may be made to treat a Trust in a particular Series as a financial asset securitization investment trust ("FASIT"), as defined in section 860L of the Code. If a Trust makes a FASIT election, the Prospectus Supplement relating to any Class or Series of Units representing interests in such FASIT will state that the Trust is a FASIT for federal income tax purposes and will describe the federal income tax consequences of the ownership of such Units.

Treatment of the Debt Securities and Swap Agreement as Integrated or Separate Transactions

      The tax treatment of the Debt Securities and any Swap Agreement will depend on whether they are integrated into a single synthetic debt instrument or treated as separate financial instruments. If the Debt Securities and Swap Agreement qualify for integration under Treasury regulations section 1.1275-6 (the "Integration Regulations") or section 1.988-5 (the "Foreign Currency Integration Regulations"), the Unitholder may elect, or the IRS may require, integrated treatment. If the transaction is integrated, the Unitholder will be required to take into account its pro rata share of the income from the synthetic debt instrument resulting from such integration. See "Tax Consequences of Integration," below.

      If integrated treatment is not available, a Unitholder will be required to take into account its pro rata share of the income from the Debt Securities and any Swap Agreement as determined under the separate federal income tax rules applicable to those items. See "Tax Consequences of Separate Treatment," below. Integrated treatment will not be available for a Swap Agreement and related Debt Securities underlying Dual Currency Units.

      The discussion in the two preceding paragraphs assumes that the Debt Securities are considered to be owned by the Trust for federal income tax purposes. In some circumstances, the Debt Securities and Swap Agreement may be treated together as a loan to the Swap Counterparty. See "Tax Consequences of Separate Treatment--Taxation of the Swap Agreement--Other Characterizations."

Tax Consequences of Integration

Integration of Debt Securities and Swap Agreements that Do Not
Hedge Currency Risk

      In general, under the Integration Regulations, a Debt Security and a Swap Agreement that does not hedge currency risk may be integrated and treated as a single synthetic debt instrument if the combined cash flows are substantially equivalent to the cash flows on a fixed rate debt instrument or on a variable rate debt instrument that pays interest at a qualified rate or rates (as such terms are defined in applicable sections of the Code and Treasury regulations) and certain other requirements are satisfied, including the identification of the integrated economic transaction in the Unitholder's books and records on the date of purchase of the

Units. The synthetic debt instrument may be denominated in U.S. dollars or another single currency. Certain Debt Securities, such as pay-through bonds that are subject to prepayment out of principal received on other debt instruments or tax-exempt obligations, will not qualify for integration. The IRS generally may require integration where a Unitholder could have but did not make the appropriate identification and in certain other cases.

      The synthetic debt instrument created through integration generally will be subject to the tax rules that apply to conventional debt instruments, except that all stated interest on the instrument will be treated as original issue discount ("OID"), which a Unitholder must include in income as it accrues. See the discussion of OID and other income from a debt instrument under "Tax Consequences of Separate Treatment -- Taxation of Debt Securities," below. The issue date of the synthetic debt instrument will be the date of purchase, and the term of the instrument will be the period from the issue date to the maturity date of the Debt Securities. The issue price will be the adjusted issue price of the Debt Securities as of the issue date of the synthetic debt instrument, decreased or increased by any payments of Swap Premium (as defined below under "Tax Consequences of Separate Treatment - Allocation of Basis and Sales Proceeds") by or to the Unitholder. The source and character of interest income from the synthetic debt instrument will be determined by reference to the source and character of income on the Debt Securities. Income from the Debt Securities and Swap Agreement underlying a synthetic debt instrument will be treated separately for purposes of the withholding tax rules. See "Foreign Unitholders," below.

Integration of Debt Securities and Swap Agreements that Hedge
Currency Risk

      If a Swap Agreement hedges currency risk, then integration of the Swap Agreement and Debt Security may be available under the Foreign Currency Integration Regulations. The rules for such integration and for the treatment of the resulting synthetic debt instrument generally are similar to the rules described above for integration of Debt Securities and Swap Agreements not hedging currency risk. One difference is that to qualify for integration, the combined cash flows on the Debt Security and Swap Agreement must be substantially equivalent to the cash flows on a fixed-rate debt instrument. In addition, different types of debt instruments may qualify for integration under the Foreign Currency Integration Regulations. Other differences between the two sets of rules may be relevant for particular Debt Securities and Swap Agreements.

      The issue price of the synthetic debt instrument is determined by translating the adjusted issue price of the Debt Securities into the currency in which the synthetic debt instrument is denominated at the spot rate on the issue date. If the synthetic debt instrument is payable in U.S. dollars, Unitholders will not recognize any foreign exchange gain or loss (as defined below under "Foreign Currency Rules") with respect to the instrument.

Tax Consequences of Separate Treatment

      The discussion under this heading assumes that the integration rules described above do not apply, so that a Unitholder must take into account its pro rata share of the income from the

Debt Securities and the Swap Agreement, as determined under the separate tax rules applicable to those items.

Allocation of Basis and Sales Proceeds

      A Unitholder should be considered to have purchased its interest in the Debt Securities for an amount equal to the cost of its Unit multiplied by a fraction, the numerator of which is the fair market value of the Debt Securities and the denominator of which is the sum of the fair market value of the Debt Securities and the fair market value of any Swap Agreement (which may be negative, zero or positive), in each case at the time of purchase. The Unitholder's initial tax basis in the Debt Securities will equal such allocated purchase price. The Unitholder's tax basis in the Debt Securities generally will be increased by any amounts included in income with respect thereto, and reduced by any payments thereon and any amortized premium with respect thereto.

      If the fair market value to the Trust of the Swap Agreement is not zero at the time of purchase of a Unit by a Unitholder, the Unitholder should be treated as having received or paid a premium with respect to the Swap Agreement ("Swap Premium"). If such fair market value is negative, a Swap Premium will be treated as paid to such Unitholder in an amount equal to the excess of the amount allocated to the Debt Securities (determined as described above) over the cost of the Unit. If such fair market value is positive, a Swap Premium will be treated as paid by such Unitholder equal to the excess of the cost of the Unit over the amount allocated to the Debt Securities.

      Upon a sale of a Unit, the same method would apply in allocating the amount realized by the selling Unitholder between the Debt Securities and the Swap Agreement using fair market values at the time of sale. The amount allocated to the Swap Agreement would be considered a termination payment made to or by the Unitholder, depending on whether the amount is positive or negative as to the Trust.

      If the Trust holds, at the time of purchase of a Unit, cash or cash equivalents, then the cost of the Unit would first be reduced by the amount of such cash or cash equivalents allocated to the Unit before making the above allocation.

Taxation of Debt Securities

      It is assumed for purposes of the following discussion that the Debt Securities underlying the Units of each Series will constitute debt instruments in their entirety and that such Debt Securities are not acquired by the Trust at their original issuance. If the Debt Securities are denominated in a foreign currency, the rules for calculation of foreign exchange gains and losses discussed below under "Foreign Currency Rules" will also apply.

      Interest, Discount and Premium

      Stated Interest. A Unitholder will be required to include stated interest on Debt Securities in gross income as ordinary interest income, in accordance with such Unitholder's method of accounting, to the extent such stated interest is qualified stated interest. Stated interest on a Debt Security will be qualified stated interest, in very general terms, if such stated interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the Debt Security at a single fixed rate of interest or, subject to certain conditions, under a single formula based on one or more interest indices. If stated interest is not qualified stated interest, it will be included in OID and a Unitholder will be required to take such discount into account in accordance with the rules described below.

      General OID Rules. OID is the amount by which a debt instrument's stated redemption price at maturity (as defined below) exceeds its issue price. Holders of debt instruments generally are required to include OID in ordinary gross income using a constant yield method, whether the holder uses the cash or accrual method of accounting. The amount of OID allocable to each accrual period is determined by multiplying the adjusted issue price (as defined below) of the debt instrument at the beginning of the accrual period by the yield to maturity of such debt instrument (appropriately adjusted to reflect the length of the accrual period). The yield to maturity of a debt instrument is the discount rate that causes the present value of all payments on the debt instrument as of its issue date to equal the issue price of such debt instrument. The adjusted issue price of a debt instrument equals its issue price plus prior accruals of OID, adjusted for prior payments of amounts included in the stated redemption price at maturity. The stated redemption price at maturity of a debt instrument equals the sum of all payments to be made thereunder other than payments of qualified stated interest. An accrual period is a period not longer than one year that generally ends on dates that are or correspond to payment dates.

      Debt Securities Issued With OID. If a Debt Security was initially issued with OID, a Unitholder will be required to treat as interest income its share of such discount, adjusted to reflect the Unitholder's actual purchase price allocated to such Debt Security, as such discount accrues, without regard to the timing of receipt of the cash attributable to such income. In very general terms, if the purchase price allocated to such a Debt Security exceeds its adjusted issue price but is less than the stated redemption price at maturity of such Debt Security, a Unitholder will have acquired such Debt Security with acquisition premium and such premium will offset and reduce a Unitholder's share of OID. If the purchase price allocated to such Debt Security exceeds its stated redemption price at maturity, a Unitholder will not be required to include OID in income. The excess of the purchase price over the amount payable on maturity of the Debt Security (exclusive of any portion of such excess attributable to a conversion feature) generally will be amortizable bond premium which, at the election of a Unitholder, may be offset against stated interest payments on such Debt Security or in some cases deducted. If the purchase price allocated to such a Debt Security is less than its adjusted issue price by more than a de minimis amount, a Unitholder will have acquired such Debt Security with market discount (as defined in the Code), which the Unitholder will be required to accrue and include in income in accordance with special market discount rules, in addition to OID amounts. Those market discount rules generally require accrued market discount to be treated as interest income (1) as principal payments on a debt instrument are received (up to the amount of such payments), or (2) when a debt instrument is sold, up to the amount of gain recognized in the sale. Any de minimis discount generally is taken into income ratably as principal payments are received or the debt instrument is sold.

      Debt Securities Issued Without OID. If a Debt Security was initially issued without OID, a Unitholder will be required to take into account only stated interest payments on such Debt Security, unless the purchase price allocated to such Debt Security differs from the stated redemption price at maturity of such Debt Security. If the purchase price allocated to a Debt Security exceeds its amount payable on maturity, that excess amount (exclusive of any portion thereof attributable to a conversion feature) generally will be amortizable bond premium, which at the Unitholder's election, may be offset against stated interest payments on such Debt Security or in some cases deducted. In general, if the purchase price allocated to a Debt Security is less than its stated redemption price at maturity by more than a de minimis amount, a Unitholder will have acquired such Debt Security with market discount. The tax treatment of market discount and de minimis discount are described in the immediately preceding paragraph.

      Special Election to Apply OID Rules. In lieu of the rules described above with respect to discount and premium, a Unitholder may elect to report all income on a Debt Security under the principles of the OID rules, as if such Debt Security were newly issued on the date of purchase of the Units by the Unitholder, the issue price of such Debt Security equaled the purchase price allocated thereto, and none of the interest thereon was qualified stated interest. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Unitholders should consult with their tax advisors regarding the merits of making this election.

      Sale, Exchange and Retirement of Debt Securities

      Upon the sale, exchange or retirement of Debt Securities (including a sale resulting from a sale of Units), a Unitholder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the Unitholder's tax basis in the Debt Securities.

      Except as discussed above with respect to market discount and below under "--Debt Securities Providing for Contingent Payments," "Straddle Rules," and "Foreign Currency Rules," gain or loss recognized by a Unitholder on the sale, exchange or retirement of Debt Securities generally will be capital gain or loss, and will be long-term capital gain or loss if the Unitholder is considered to have held the Debt Securities for more than one year at the time of the disposition.

      Debt Securities Providing for Contingent Payments

           Debt Securities in a Trust may provide for contingent payments ("contingent debt obligations"). Regulations issued in 1996 (the "Contingent Payment Regulations") govern the treatment of contingent debt obligations issued on or after August 13, 1996.

           Under the Contingent Payment Regulations, contingent debt obligations generally will be subject to the noncontingent bond method. In general, under this method the issuer of a contingent debt obligation creates a schedule of projected fixed payments on the instrument (the "Tax Projected Payment Schedule"). The Tax Projected Payment Schedule is calculated by replacing each contingent payment with a projected payment and then setting the level of those projected payments so that the obligation has a yield equal to the issuer's comparable yield. The comparable yield is the rate of interest the issuer would pay on a comparable debt instrument that did not provide for contingent payments. The Tax Projected Payment Schedule is calculated based on the rules in the Contingent Payment Regulations and does not necessarily represent the issuer's prediction of how a contingent debt obligation will perform. The Tax Projected Payment Schedule in respect of contingent debt will be binding on the Unitholders as long as it is reasonable.

           A Unitholder of a Trust holding a contingent debt obligation generally must include in income interest on such contingent debt obligation as it accrues, calculated as if the contingent debt obligation provided only for fixed payments according to the Tax Projected Payment Schedule. The Tax Projected Payment Schedule generally is not revised to account for changes in circumstances that occur while the contingent debt obligation is outstanding. Any difference between a projected payment and an actual payment is taken into account as an adjustment to the Unitholder's interest income when the payment is made. (This treatment assumes that any contingency affecting a payment is resolved, so that the payment becomes fixed, no earlier than six months prior to the date of payment.) Upward and downward adjustments are netted for each taxable year with respect to each contingent debt obligation. Any net upward adjustment for the taxable year is treated as additional interest income. Any net downward adjustment reduces the interest income on the obligation for the taxable year that would otherwise accrue. If any downward adjustment exceeds the interest income otherwise reported in respect of a contingent debt obligation for the taxable year, the adjustment would be allowed as an ordinary deduction, to the extent it does not exceed the net amount of interest income of the Unitholder from the contingent debt obligation in prior years.

           If a Unitholder is treated as purchasing a contingent debt obligation for an amount different from its adjusted issue price, the Unitholder will be required to accrue interest income on the obligation in accordance with the original Tax Projected Payment Schedule. Any difference between the purchase price and the obligation's adjusted issue price on the date of purchase will be allocated among the remaining payments in the Tax Projected Payment Schedule. If the Unitholder's basis is greater than the adjusted issue price of the obligation, the excess is a downward adjustment; and if the Unitholder's basis is less than the adjusted issue price, the difference is an upward adjustment. These adjustments are taken into account at the time the corresponding interest payment is accrued or made. Any downward or upward adjustment in respect of a difference between the Unitholder's purchase price and a contingent debt obligation's adjusted issue price at the date of purchase will decrease or increase the Unitholder's basis in the obligation.

           Gain or loss recognized on a sale or exchange of a contingent debt obligation generally would be treated as interest income or ordinary loss. However, any loss in excess of the net amount of interest income on the contingent debt obligation previously included in income by the Unitholder will be a capital loss. Furthermore, any gain or loss will be long-term capital gain or loss if the Unitholder has held the contingent debt obligation for the long-term holding period and there are no remaining contingent payments on the obligation at the time of the disposition.

Taxation of the Swap Agreement

      It is assumed for purposes of the following discussion that a Swap Agreement is a "notional principal contract" in its entirety. Alternative characterizations of a Swap Agreement are discussed below under "--Other Characterizations." If payments under a Swap Agreement are denominated in, or determined by reference to, a foreign currency, the rules relating to foreign exchange gains and losses discussed below under "Foreign Currency Rules" will also apply.

      Periodic Payments and Nonperiodic Payments (Including Swap Premium)

      Income or deductions with respect to a Swap Agreement may be attributable to periodic payments, nonperiodic payments
(including Swap Premium) or Swap Termination Payments.

      Periodic payments under a Swap Agreement are payments made or received by the Trust that are payable at intervals of one year or less during the entire term of the contract (including any extension periods), that are based on a specified index and are based on a single notional principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the other party's payments. However, payments to buy or sell an interest rate cap or floor are never periodic payments.

      All taxpayers must account for periodic payments under an accrual method of accounting. In a case where periodic payments to be made under a Swap Agreement are set in arrears, and the payment relating to a period during a taxable year of a Unitholder cannot be determined by the end of the year, then accruals for that year will be based on a reasonable estimate of the payment, and the difference between the estimated amount and actual amount will be taken into account in the year in which the payment is fixed.

      Payments under a Swap Agreement that are not periodic payments or Swap Termination Payments are "nonperiodic payments". (Accordingly, any Swap Premium paid or received generally would be a nonperiodic payment.) Nonperiodic payments generally must be recognized over the term of the Swap Agreement in a manner that reflects the economic substance of the contract. The amount of any nonperiodic payment that is amortized in any taxable year will be treated in the same manner as a periodic payment that accrues in that year.

      Under an alternative rule, nonperiodic payments under a notional principal contract may be amortized under a level payment method. Under that method, nonperiodic payments are allocated as if they represented principal payments on a level payment loan that extends over the life of the contract and bears interest at a rate equal to the rate (or rates) used by the parties to determine the nonperiodic payments (or if such rate is not readily ascertainable, a rate that is reasonable under the circumstances). The level payment method cannot be used by a taxpayer with respect to a notional principal contract if the taxpayer reduces risk with respect to the contract by purchasing, selling or otherwise entering into other financial contracts (other than debt instruments).

      Periodic and nonperiodic payments attributed to any taxable year would be netted. The net amount received or paid should generally be ordinary income or an ordinary deduction, respectively, for that year. Although not certain, income or loss attributable to changes in the value of property may be treated as gain or loss from the termination of a right or obligation with respect to such property, and accordingly may be treated as capital gains or losses under section 1234A of the Code (except as discussed below under "Straddle Rules" and "Foreign Currency Rules").

      As an exception to the treatment of nonperiodic payments outlined above, a notional principal contract that provides for a "significant" nonperiodic payment is divided into two parts for federal income tax purposes: a notional principal contract with periodic payments and a loan.

      Where relevant, for purposes of tax information reporting, the Trustee intends (i) to assume that all of the Units were purchased on the Closing Date, and (ii) to amortize any nonperiodic payments that are fixed in amount (including any initial Swap Premium) under the level payment method described above. Unitholders that purchase a Unit and are deemed either to receive or to pay Swap Premium should consult with their tax advisors regarding the appropriate methods for amortizing such Swap Premium.

      Swap Termination Payments

      As described above under "Allocations of Basis and Sales Proceeds," a Unitholder may be considered to pay or receive a Swap Termination Payment under a Swap Agreement in connection with the sale of a Unit. In such a case, a Unitholder would have gain or loss from termination of a Swap Agreement equal to (i) the sum of the unamortized portion of any nonperiodic payments received by the Unitholder and any Swap Termination Payment it receives or is deemed to have received, less (ii) the sum of the unamortized portion of any nonperiodic payments paid by the Unitholder and any Swap Termination Payment it pays or is deemed to have paid.

      A termination of a Swap Agreement generally will be considered to involve a "sale or exchange" of the Swap Agreement, with the result that any gain or loss generally will be treated as capital gain or loss (subject to the discussion below under "Straddle Rules" and "Foreign Currency Rules"). A Unitholder that recognizes capital loss upon termination of the Swap Agreement generally will be able to offset that loss against any gain recognized with respect to the Debt Securities to the extent such gain is capital gain.

Straddle Rules

      The Debt Securities and the Swap Agreement may be considered offsetting positions in a "straddle" subject to the straddle rules of section 1092 of the Code. Under section 1092(d), a selling Unitholder's capital gain or loss (if any) with respect to Debt Securities that are positions in a straddle will be short-term unless such Debt Securities have been held for the long term capital gain holding period after termination of the Swap Agreement. Similarly, if the Swap Agreement is a position in a straddle, capital gain or loss realized in connection with its termination (or the termination of a right or obligation thereunder) will be short-term. In addition, under section 1092, all or a portion of any loss realized upon such termination may be deferred until disposition of the Debt Securities. Further, if the Debt Securities and the Swap Agreement are positions in a straddle and as a result are considered to be held as part of a "conversion transaction" within the meaning of section 1258 of the Code, all or a portion of any gain that would otherwise be capital gain may be recharacterized as ordinary income. Finally, if the Debt Securities and the Swap Agreement are positions in a straddle, any interest or carrying charges incurred by a Unitholder with respect to its Units may have to be capitalized to the extent they exceed the Unitholder's interest income from the Debt Securities, under section 263(g) of the Code.

Other Characterizations of the Debt Securities and Swap Agreement

      Depending on its terms, a Swap Agreement may be in economic substance an option or forward contract (among other possibilities), instead of or in addition to a notional principal contract. In general, a Swap Agreement will be treated for federal income tax purposes in accordance with its economic substance. Consequently, if a Swap Agreement is an option, a Unitholder will be treated as writing or purchasing an option. Any premium paid or received in respect of the option (calculated in the same manner as Swap Premiums in respect of a Swap Agreement, as described under "Tax Consequences of Separate Treatment--Allocation of Basis and Sales Proceeds") generally will be taken into account in determining gain or loss only upon termination of the option or, if the option is physically settled and involves the purchase of property by the Trust, upon the disposition of such property. Any such gain or loss will be capital gain or loss (subject to the discussion below under "Straddle Rules" and "Foreign Currency Rules"). An option generally will not be subject to the mark-to-market rules under section 1256 of the Code, but the inapplicability of those rules is not entirely free from doubt in the case of a purchased option underlying a Unit that is itself listed on a national securities exchange. An option and the Debt Securities may be considered offsetting positions in personal property for purposes of the straddle rules discussed in the preceding paragraph.

      In some cases, Debt Securities and a related Swap Agreement may represent economically a loan to the Swap Counterparty secured by the Debt Securities. In that case, the Trust may be considered to have made a loan providing for cash flows equal to the cash flows of the Debt Securities and the Swap Agreement combined. Such a loan would be subject to the rules governing debt instruments described above under "Tax Consequences of Separate Treatment--Taxation of Debt Securities."

           Other characterizations may be possible, depending on the particular terms of the Swap Agreement. Unitholders should consult their own tax advisors with respect to the federal income tax treatment of the Swap Agreement.

Stripped Bond Rules

      A Unitholder that holds a Strip Unit will be taxed under the "stripped bond" rules of the Code. The Unitholder will be treated as having purchased a newly issued, single debt instrument providing for payments equal to the payments on the Debt Securities allocable to the Unit and having OID equal to the excess of the sum of such payments over the issue price. The issue price is the price at which the Unitholder is considered to have purchased its right to payments on the Debt Securities. In the case of a Trust that holds only Debt Securities and cash or cash equivalents, the issue price would be the cost of the Unit less the Unitholder's allocable share of such cash or cash equivalents. The Unitholder will include OID in income as it accrues in accordance with the constant yield method described above under "Taxation of Debt Securities--Interest, Discount and Premium--General OID Rules."

      Holders of certain Strip Units may not be entitled to receive current distributions on such Units. In that case, OID will be includible in income prior to the receipt of cash attributable to such income and the amount of OID includible in income will increase each year.

      Unless otherwise specified in the Prospectus Supplement, it is anticipated that a Trust will, for information reporting purposes, account for OID reportable by holders of Strip Units by reference to the first price at which a substantial amount of the Units is sold to purchasers (other than the underwriters), even though the amount of OID will differ for subsequent purchasers. Unitholders should consult their tax advisors regarding the proper calculation of OID.

Foreign Currency Rules

      If the Debt Securities provide for payments denominated in, or determined by reference to, a foreign currency, and the integration rules do not apply, then (under the rules of section 988 of the Code and the regulations promulgated thereunder) foreign exchange gain or loss will be computed separately from interest income and gain or loss from the Debt Securities. Foreign exchange gain or loss is treated as ordinary income or loss that is generally not interest income (or a direct offset to interest income) and is sourced based on the residence of the taxpayer.

      In general terms, interest income (including OID, and adjusted for any premium amortization) from the Debt Securities will be calculated first in foreign currency units as if the instrument were denominated in U.S. dollars. Interest in foreign currency units will then be translated into U.S. dollars based on an average exchange rate for the period when the interest accrues or, in some cases, based on the exchange rate at the time interest is paid. Foreign exchange gain or loss will be recognized when interest income is actually paid in an amount equal to the difference, if any, between the U.S. dollar value of the interest payment based on the exchange rate or rates used in calculating the interest income attributable to the payment and the rate when it is actually paid. Similarly, foreign exchange gain or loss will be recognized upon the receipt of a principal payment (exclusive of any portion thereof representing original issue discount) in an amount equal to the difference between the U.S. dollar value of the payment based on the exchange rate when the Debt Securities were acquired and the rate when the payment is made. Upon a sale of the Debt Securities, gain or loss will be treated as foreign exchange gain or loss to the extent it does not exceed the gain or loss, respectively, attributable to changes in exchange rates over the period that the Unitholder is considered to have held the Debt Securities.

      The principles described above would also apply to any synthetic debt instrument created by integrating the Debt Securities and Swap Agreement if that instrument provides for payments in, or determined by reference to, a foreign currency.

      The rules governing a Swap Agreement whose payments are denominated in, or determined by reference to, foreign currencies and that is not integrated with the Debt Securities will depend on its specific terms. In general, the timing of income and deductions would be determined under the principles described in "Tax Consequences of Separate Treatment--Taxation of the Swap Agreement" and any income, loss or deduction (including any gain or loss from a termination of a Swap Agreement) would be characterized as foreign exchange gain or loss. In the case of a Swap Agreement that exchanges both interest and principal payments, however, the amount and timing of income or loss generally would be determined as though the Trust had made a hypothetical loan denominated in the currency in which payments are received and had incurred a hypothetical debt denominated in the currency in which payments are made. The resulting net income or loss would be characterized as foreign exchange gain or loss.

Tax-Exempt Organizations

      A qualified pension plan or other entity that generally is exempt from federal income taxation pursuant to section 501 of the Code (such an entity, a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is unrelated business taxable income within the meaning of section 512 of the Code. Interest on the Debt Securities (or synthetic debt instrument, if the Debt Securities and Swap Agreement are integrated), income from a Swap Agreement that is a notional principal contract and gains from the sale, exchange or other disposition of Units held by a Tax-Exempt Investor generally will not be unrelated business taxable income, unless such Units are "debt-financed property" within the meaning of section 514 of the Code. A portion of any income or gain from the Debt Securities would be unrelated business taxable income if, because of the existence of a significant Swap Premium or other nonperiodic payment under the Swap Agreement, the Swap Counterparty were deemed to have made a loan to a Tax-Exempt Investor that is a Unitholder. See "Tax Consequences of Separate Treatment--Taxation of Swap Agreement."

Foreign Unitholders

      The following discussion applies to Unitholders that hold
Registered Units. The applicable Prospectus Supplement will discuss the rules applicable to non-U.S. holders of Bearer Units.

      A Unitholder that is not a U.S. person (as defined below) and that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Unit will not be subject to United States income or withholding tax, except as described below and under "Information Reporting and Backup Withholding," in respect of interest income or gain on the Debt Securities or income from the Swap Agreement if (i) the Debt Securities were issued after July 18, 1984, (ii) the Unitholder is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to the issuer of the Debt Securities (or the Swap Counterparty, if the Swap Agreement is considered to involve a significant nonperiodic payment to the Swap Counterparty that is treated as a loan or is otherwise considered part of a loan to the Swap Counterparty), (iii) interest on the Debt Securities (or, to the extent the Swap Agreement is considered to involve a loan to the Swap Counterparty, interest on such loan) is not contingent on the cash flows of, value of property of, or dividends or other equity payments by, the issuer of the Debt Securities (or, in the case of a loan to the Swap Counterparty, the Swap Counterparty), except that this clause will not apply to Debt Securities that are debt instruments with a fixed term issued on or before April 7, 1993, (iv) the Unitholder provides an appropriate statement (generally on IRS Form W-8), signed under penalties of perjury, identifying the Unitholder and stating, among other things, that the Unitholder is not a U.S. person (or, with respect to payments made after December 31, 1999, satisfies certain documentary evidence requirements for establishing that it is not a U.S. person) and (v) the Unitholder is not considered to be a bank extending credit under a loan entered into in the ordinary course of its trade or business.

      If the Debt Securities or Swap Agreement provide for payments relating to a "United States real property interest" within the meaning of section 897 of the Code, then gain from the Debt Securities or Swap Agreement, as the case may be, may be treated as income effectively connected with a United States trade or business, and a related withholding tax may apply.

      A Unitholder that is not a U.S. person may also be subject to U.S. federal income taxation with respect to a Unit if it is a personal holding company, corporation that accumulates earnings to avoid U.S. taxes on shareholders or private foundation under the Code.

      The term "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

Information Reporting and Backup Withholding

      The Trustee will furnish or make available, within 90 days after the end of each calendar year, to each party registered during such calendar year as a Unitholder, such information as is required under the Code or regulations under the Code to enable each Unitholder to file its federal income tax returns with respect to its ownership of Registered Units. Such information may also be reported to the IRS.

      Distributions made on a Unit and proceeds from the sale of a Unit to or through certain brokers may be subject to a "backup" withholding tax of 31% unless, in general, the Unitholder complies with certain procedures or establishes that it is a corporation or otherwise exempt from such withholding. A Unitholder may be required to provide a statement under penalties of perjury (generally on IRS Form W-9 for U.S. persons or W-8 for non-U.S. persons) to establish an exemption. Any amounts so withheld from distributions on the Unit would be allowed as a credit against the Unitholder's federal income tax liability, or upon application by the Unitholder to the IRS, would be refunded by the IRS to the extent it exceeds such liability.

                       ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and imposes general standards of investment prudence and diversification on fiduciaries of Plans. In addition, ERISA and
Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Each of Morgan Stanley, any Swap Counterparty, the issuers of the Debt Securities and the Trustee and their affiliates may be Parties in Interest with respect to Plans.

      The United States Department of Labor (the "DOL") has issued regulations (DOL Reg. ss.2510.3-101) concerning what constitutes the assets of a Plan when a Plan invests in another entity (the "Plan Asset Regulations"). The Units would constitute equity interests in the Trust for purposes of the Plan Asset Regulations. Under the Plan Asset Regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances, unless the ownership by "benefit plan investors" of equity interests in the entity is not "significant." In general, ownership by benefit plan investors of equity interests in an entity is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity, twenty-five percent or more of the value of any class of equity interests in the entity is held by benefit plan investors. For purposes of the Plan Asset Regulations, the term "benefit plan investor" includes (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, including governmental and foreign employee benefit plans,
(b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

      Unless the "Alternative ERISA Restrictions" or "Deemed Representations" apply, Units may not be transferred to any person unless that person is not a Plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code and is not acquiring the Units with the assets of any such Plan or any government or other plan subject to substantially similar requirements. The Trust Agreement provides that any purported transfer in violation of this restriction shall be void ab initio. Each person who acquires any Book-Entry Unit, and each fiduciary which causes any such person to so acquire a Book-Entry Unit, in its individual as well as its fiduciary capacity, will be deemed to have represented upon the acquisition of such Book-Entry Unit that such purchaser or transferee is not a Plan subject to the fiduciary responsibility provisions of ERISA or
Section 4975 of the Code or any government or other plan subject to substantially similar requirements and is not using the assets of any such Plan to purchase the Book-Entry Units. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY UNIT SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, MORGAN STANLEY AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION TO BE TRUE.

      Alternatively, if the Prospectus Supplement with respect to a Series of Units elects the "Alternative ERISA Restrictions", the restrictions described in the preceding paragraph will not apply. Unless otherwise specified in the applicable Prospectus Supplement, Units subject to the "Alternative ERISA Restrictions" will be issued only as Definitive Units in registered form and only upon execution and delivery of a definitive Purchase Agreement, which will contain additional representations regarding whether such purchaser or proposed transferee is a benefit plan investor (within the meaning of the Plan Asset Regulations) or is acquiring the Units with assets of a benefit plan investor. A definitive Purchase Agreement will similarly be required to be obtained from any proposed transferee of a Unit to which the "Alternative ERISA Restrictions" apply. No such purchase or proposed transfer shall be permitted to the extent that it would cause the ownership by benefit plan investors to be "significant" within the meaning of the Plan Asset Regulations immediately after such purchase or proposed transfer. In addition, the Depositor and the Trustee will agree that, after the initial distribution of a particular Series of Units subject to the Alternative ERISA Restrictions, neither they nor their affiliates will acquire any Units of such Series, unless such acquisition would not cause the ownership by benefit plan investors immediately following such acquisition to be "significant."

      Alternatively, if the Prospectus Supplement with respect to a Series of Units elects the "Deemed Representations", the restrictions described in the two preceding paragraphs will not apply. Units will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code which may be applicable, depending in part on the type of Plan fiduciary making the decision to acquire a Unit and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Units. BY ITS PURCHASE OF ANY UNIT, THE PURCHASER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED EITHER THAT (A) IT IS NOT AN ERISA PLAN OR OTHER PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF A UNIT WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE. THE TRUST AGREEMENT PROVIDES THAT EACH HOLDER OF A BOOK-ENTRY UNIT SHALL INDEMNIFY THE TRUSTEE, THE DEPOSITOR, MORGAN STANLEY AND THEIR AFFILIATES AGAINST ANY COSTS, EXPENSES, DAMAGES OR LOSSES INCURRED BY THEM AS A RESULT OF THE FAILURE OF THE FOREGOING REPRESENTATION TO BE TRUE.

      The Prospectus Supplement may also specify restrictions with respect to ERISA investors different from any of the foregoing.

      Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Units should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the Plan, an investment in the Units is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in Units should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code. The sale of any Units to a Plan or a governmental or other plan is in no respect a representation by the Trust or Morgan Stanley that such an investment meets all relevant legal requirements with respect to investments by Plans generally, any particular Plan or any such other plan, or that such an investment is appropriate for Plans generally, any particular Plan or any such other plan.

                          CURRENCY RISKS

      PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL
AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN
UNITS DENOMINATED IN A CURRENCY OTHER THAN U.S.

DOLLARS. SUCH UNITS ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

Exchange Rates and Exchange Controls

      An investment in a Unit having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor, Morgan Stanley and the Trustee have no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Unit. Depreciation of the Specified Currency for a Unit against the U.S. dollar would result in a decrease in the effective yield of such Unit below its Pass Through Rate and, in certain circumstances, could result in a loss to the investor of principal or interest or both on a U.S. dollar basis.

      Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Units denominated in such currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Unit, the currency in which amounts then due to be distributed in respect of such Unit are distributable would not be available. Except as set forth below or unless otherwise provided in the applicable Prospectus Supplement, if distributions in respect of a Unit are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Depositor or the Trust or their respective affiliates, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community (other than under the circumstances described under "Description of Units -- European Monetary Union"), then all distributions in respect of such Unit shall be made at a time and in a manner determined by the Exchange Rate Agent in its sole discretion, which may be in the Specified Currency at such time as such currency is again available or so used or in such other currency and at such rates as the Exchange Rate Agent shall determine.

Foreign Currency Judgments

      Unless otherwise specified in the applicable Prospectus Supplement, the Units will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of

New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

      The information set forth in this Prospectus is directed to prospective purchasers of Units who are United States residents. The applicable Prospectus Supplement for certain issuances of Units may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Units.


              LIMITATIONS ON ISSUANCE OF BEARER UNITS

      In compliance with United States Federal income tax laws and regulations, the Depositor and any underwriter, agent or dealer participating in the offering of any Bearer Unit will agree that, in connection with the original issuance of such Bearer Unit and during the period ending 40 days after the issue of such Bearer Unit, they will not offer, sell or deliver such Bearer Unit, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

      Bearer Units will bear a legend to the following effect:
"Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds Bearer Units will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Units.

      Pending the availability of a permanent Global Security or definitive Bearer Units, as the case may be, Units that are issuable as Bearer Units may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Euroclear and CEDEL for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a permanent Global Security in bearer form, without coupons attached, or definitive Bearer Units and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such permanent Global Security or for such definitive Bearer Units, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No Bearer Unit will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be distributed to each of Euroclear and CEDEL with respect to that portion of such temporary

Global Security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S.
Beneficial Ownership.

                       PLAN OF DISTRIBUTION

      The Units may be offered and sold to or through Morgan Stanley as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers. The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Units, which may include the names of any underwriters, or initial purchasers, the purchase price of such Units and the proceeds to the Depositor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Units may be listed, any restrictions on the sale and delivery of Units in bearer form and the place and time of delivery of the Units to be offered thereby.

      If underwriters are used in the sale, Units will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Units may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Morgan Stanley, an affiliate of the Depositor. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Units will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Units, if any, of such Units are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      In connection with an underwritten offering of Units, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Units. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Units for the purposes of stabilizing their market price.

      Units may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Units will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

      If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Units at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such

Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

      Any underwriters, dealers or agents participating in the distribution of Units may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Units may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.

      If specified in the Prospectus Supplement, the Debt Securities may be deposited into the Trust in connection with a distribution of the Debt Securities by one or more affiliates of the Depositor pursuant to a registration statement under the Securities Act, in which the Trust will effectively act as an underwriter of the Debt Securities pursuant to Rule 140 under the Securities Act.

      Morgan Stanley is an affiliate of the Depositor. Morgan
Stanley's participation in the offer and sale of Units complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

      As to each Series of Units, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Any unrated Classes or Classes rated below investment grade may be retained by the Depositor or sold at any time to one or more purchasers.

      The Depositor and Morgan Stanley may be indemnified by the Trust for certain expenses or liabilities incurred in connection with the offer and sale of the Units.

      From time to time, Morgan Stanley and its affiliates may be engaged by Debt Security Issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Morgan Stanley and its affiliates may make a market in other outstanding securities of any Debt Security Issuer. Each Unitholder will be deemed to have acknowledged and agreed that Morgan Stanley or its affiliates may engage in any kind of business with, or have an investment in, any Debt Security Issuer or related persons, and in connection therewith, may obtain or be in possession of non-public information regarding the Debt Securities or related persons which may not be made available to Unitholders.

      Affiliates of other underwriters may also act as agents or underwriters in connection with the sale of the Units. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related Prospectus Supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Units.

                           LEGAL MATTERS

      Certain legal matters with respect to the issuance of Units will be passed upon for the Depositor by Cleary, Gottlieb, Steen
& Hamilton.

=================================================================
         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus (including the accompanying Prospectus Supplement) in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the company or an agent. Neither the delivery of this Prospectus (including the accompanying Prospectus Supplement) nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the company since the dates as of which information is given in this Prospectus (including the accompanying Prospectus Supplement). This Prospectus (including the accompanying Prospectus Supplement) do not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                        TABLE OF CONTENTS
                                                            Page
                                                            ----
PROSPECTUS SUPPLEMENTS........................................3
AVAILABLE INFORMATION.........................................4
INCORPORATION OF CERTAIN
     DOCUMENTS BY REFERENCE...................................4
IMPORTANT CURRENCY INFORMATION................................5
RISK FACTORS..................................................5
THE DEPOSITOR................................................12
USE OF PROCEEDS..............................................13
FORMATION OF TRUSTS..........................................13
DESCRIPTION OF TRUST PROPERTY................................15
DESCRIPTION OF SWAP AGREEMENTS...............................23
MSDW.........................................................28
DESCRIPTION OF UNITS.........................................29
DESCRIPTION OF TRUST AGREEMENTS..............................52
CERTAIN FEDERAL INCOME
     TAX CONSEQUENCES........................................62
ERISA CONSIDERATIONS.........................................75
CURRENCY RISKS...............................................78
LIMITATIONS ON ISSUANCE OF
     BEARER UNITS............................................79
PLAN OF DISTRIBUTION.........................................80
LEGAL MATTERS................................................82
=================================================================


=================================================================




                                $


                   MSDW STRUCTURED ASSET CORP.




             STRUCTURED ASSET TRUST UNIT REPACKAGINGS




                            PROSPECTUS







                          Dated , 199__



=================================================================

                              PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3)

      The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below.

     Filing Fee for Registration Statement...............  $147,500
     Legal Fees and Expenses.............................         *
     Accounting Fees and Expenses........................         *
     Trustee's Fees and Expenses
           (including counsel fees)......................         *
     Blue Sky Fees and Expenses..........................         *
     Printing and Engraving Fees.........................         *
     Rating Agency Fees..................................         *
     Miscellaneous.......................................         *
                                                             ------

     Total...............................................    ======

     ---------------
     * To be provided by amendment.


Indemnification of Directors and Officers (Item 15 of Form S-3).

      The Company's By-laws provide that the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to, or is involved in any manner in, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person (1) is or was a director or officer of the Corporation or a Subsidiary or (2) is or was serving at the request of the Corporation or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise.

      Section 145 of the Delaware General Corporation Law (the
"GCL") provides as follows:

      "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses of indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

The Certificate of Incorporation also limits the personal liability of directors to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty. The
Certificate of Incorporation provides as follows:

           "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach by the director of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit."

Undertakings (Item 17 of form S-3).

A.    Undertakings Pursuant to Rule 415.

           The undersigned Registrant hereby undertakes:

           (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B.    Undertaking in Respect of Indemnification.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused by this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 30th day of September, 1998.

                               MSDW STRUCTURED ASSET CORP.



                               By: /s/ Laya Khadjavi
                                  ------------------
                                   Laya Khadjavi
                                   Director




           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

   SIGNATURE                 TITLE                    DATE

/s/  Laya Khadjavi       Director, President    September 30, 1998
----------------------   and Chief Executive
                         Officer


/s/   Michael Harpe      Director, Treasurer    September 30, 1998
----------------------   and Chief Financial
                         Officer

/s/   Donald J. Puglisi  Assistant Secretary    September 30, 1998
----------------------

                                      Registration No. 33-______


=================================================================



                SECURITIES AND EXCHANGE COMMISSION


                      WASHINGTON, D.C. 20549


                       --------------------


                             EXHIBITS

                                TO

                             FORM S-3

                      REGISTRATION STATEMENT

                              UNDER

                    THE SECURITIES ACT OF 1933


                       --------------------




                   MSDW Structured Asset Corp.

        (Exact name of registrant as specified in charter)



=================================================================

                        Index to Exhibits


    Exhibit Number             Exhibit                   Page
    --------------             -------                   ----


          1.1           Form of Underwriting              --
                        Agreement

          3.1           Certificate of Incorporation      --

          3.2           By-Laws                           --

          4.1           Standard Terms of Trust           --
                        Agreements

          5.1           Opinion of Cleary, Gottlieb,      --
                        Steen & Hamilton with respect
                        to legality

          8.1           Opinion of Cleary, Gottlieb,      --
                        Steen & Hamilton with respect
                        to certain tax matters

         10.1           Form of Schedule to ISDA          --
                        Master Agreement

         23.1           Consent of Cleary, Gottlieb,      --
                        Steen & Hamilton (included in
                        Exhibit 8.1)

         25.1           Statement of Eligibility of       --
                        Trustee